Filed pursuant to Rule 424(b)(3)
SEC File No. 333-195018

PROSPECTUS

United States Agriculture Index Fund*

19,799,960 Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The United States Agriculture Index Fund (“USAG”), a series of the United States Commodity Index Funds Trust, is an exchange traded fund that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). The investment objective of USAG is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “SDAI”), less USAG’s expenses. The SDAI is designed to reflect the performance of a diversified group of agricultural commodities. The SDAI is owned and maintained by SummerHaven Indexing and calculated and published by the NYSE Arca. USAG pays its sponsor, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs operating costs. The address of both USCF and USAG is 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The telephone number for both USCF and USAG is 510.522.9600. Currently, USCF employs SummerHaven Investment Management, LLC (“SummerHaven”), a limited liability company, as a commodity trading advisor to USAG. SummerHaven is located at 1266 E. Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. SummerHaven’s telephone number is 203.352.2700. In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $23.06 (the price as of January 31, 2014) the investment would have to generate 3.21% return or $0.74.

USAG is an exchange traded fund. This means that most investors who decide to buy or sell shares of USAG shares place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares of USAG trade on the NYSE Arca under the ticker symbol “USAG” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Purchasers,” institutional firms that purchase shares in blocks of 50,000 shares called “baskets” through USAG’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket is equal to the net asset value of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The offering of USAG’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Purchaser is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Purchasers will not receive from USAG, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed 10% of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying agriculture futures contracts in which USAG invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the SDAI that serves as USAG’s investment benchmark. Investing in USAG involves risks similar to those involved with an investment directly in the agriculture market, the correlation risk described above, and other significant risks. See “Risk Factors Involved with an Investment in USAG” beginning on page 5.

The offering of USAG’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for USAG are available or practicable. USAG is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

USAG is a commodity pool and USCF is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodities Exchange Act.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is May 1, 2014

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 36 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 36.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

This prospectus is in two parts: a disclosure document and a statement of additional information.

These parts are bound together, and both contain important information.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USAG and its shares, it does not contain or summarize all of the information about USAG and its shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in USAG” beginning on page 5, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and USAG

United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is currently organized into four separate series (each series a “Fund” and collectively, the “Funds”). The United States Agriculture Index Fund (“USAG ”), formed on November 10, 2010, is a series of the Trust. USAG is a commodity pool that issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Trust and USAG operate pursuant to the Trust’s Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of March 22, 2013. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. USAG and the Trust are managed and controlled by USCF. USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

USAG’s Investment Objective and Strategy

The investment objective of USAG is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “SDAI”), less USAG’s expenses.

What Is the “SummerHaven Dynamic Agriculture Index Total Return?

The SDAI is designed to reflect the performance of a diversified group of agricultural commodities. The SDAI is owned and maintained by SummerHaven Indexing and calculated and published by the NYSE Arca. Futures contracts for the agricultural commodities comprising the SDAI are traded on the ICE Futures UC, ICE Futures Canada, the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KCBT”) and the Chicago Mercantile Exchange (“CME”) and are collectively referred to herein as “Eligible Agriculture Futures Contracts.” The SDAI is comprised of 14 Eligible Agriculture Futures Contracts that are selected on a monthly basis based on quantitative formulas developed by SummerHaven Indexing. The Eligible Agriculture Futures Contracts that at any given time make up the SDAI are referred to herein as “Benchmark Component Agriculture Futures Contracts.” The relative weighting of the Benchmark Component Agriculture Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Agriculture Futures Contracts developed by SummerHaven Indexing.

USAG seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Agriculture Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, USAG will invest next in other Eligible Agriculture Futures Contracts based on the same agricultural commodity as the futures contracts subject to such regulatory constraints or market conditions, and finally, to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Agriculture Futures Contracts if one or more other Eligible Agriculture Futures Contracts is not available. When USAG has invested to the fullest extent possible in exchange-traded futures contracts, USAG may then invest in other contracts and instruments based on the Benchmark Component

Agriculture Futures Contracts, other Eligible Agriculture Futures Contracts or the agricultural commodities included in the SDAI, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts. Other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Agriculture Futures Contracts and other contracts and instruments based on the Benchmark Component Agriculture Futures Contracts, as well as metals included in the SDAI, are collectively referred to as “Other Agriculture-Related Investments,” and together with Benchmark Component Agriculture Futures Contracts and other Eligible Agriculture Futures Contracts, “Agriculture Interests.”

USAG seeks to achieve its investment objective by investing so that the average daily change in USAG’s NAV for any period of 30 successive days will be within plus/minus 10 percent of the average daily percentage change in the price of the SDAI over the same period. USCF believes that market arbitrage opportunities will cause the daily changes in USAG’s share price on the NYSE Arca to closely track the daily changes in USAG’s per share NAV. USCF believes that the net effect of this expected relationship and the expected relationship described above between USAG’s per share NAV and the SDAI will be that the daily changes in the price of USAG’s shares on the NYSE Arca will closely track the daily changes in the SDAI, less USAG’s expenses. While USAG is composed of Benchmark Component Agriculture Futures Contracts and is therefore a measure of the prices of the corresponding commodities comprising the SDAI for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the SDAI and the cash or spot prices of the commodities underlying the Benchmark Component Agriculture Futures Contracts.

Investors should be aware that USAG’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot prices of the commodities underlying the Benchmark Component Agriculture Futures Contracts or the prices of any particular group of futures contracts. USAG will not seek to achieve its stated investment objective over a period of time greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in USAG’s shares during the past year relative to a hypothetical direct investment in the various agriculture commodities and, in the future, it is likely that the relationship between the market price of USAG’s shares and changes in the spot prices of the underlying commodities will continue to be so impacted by contango and backwardation. (It is important to note that this comparison ignores the potential costs associated with physically owning and storing the commodities, which could be substantial.)

Principal Investment Risks of an Investment in USAG

An investment in USAG involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 5.

Investment Risk

Investors may choose to use USAG as means of investing indirectly in agriculture commodities. There are significant risks and hazards inherent in the agriculture industry that may cause the price of agriculture commodities to widely fluctuate.

Correlation Risk

To the extent that investors use USAG as a means of indirectly investing in agriculture commodities, there is the risk that the daily changes in the price of USAG’s shares on the NYSE Arca will not closely track the daily changes in the spot prices of the commodities comprising the SDAI. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of USAG’s NAV; the changes in USAG’s NAV do not correlate closely with the changes in the price of the Benchmark Component Agriculture Futures Contracts; or the changes in the price of the Benchmark Component Agriculture Futures Contracts do not closely correlate with the changes in the cash or spot price of the underlying commodities. This is a risk because if these correlations do not exist, then investors may not be able to use USAG as a cost-effective way to indirectly invest in agriculture commodities or as a hedge against the risk of loss in agriculture-related transactions.

The design of the SDAI is such that every month it is made up of different Benchmark Component Agriculture Futures Contracts, and USAG’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SDAI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the SDAI would tend to rise as it approaches expiration. As a result, USAG may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the SDAI would tend to decline as it approaches expiration. As a result, USAG’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USAG to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDAI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USAG’s NAV and total return.

Tax Risk

USAG is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of its Trust Agreement and applicable state law, and therefore, has a more complex tax treatment than conventional mutual funds.

OTC Contract Risk

USAG may also invest in Other Agriculture-Related Investments, many of which are negotiated “OTC” contracts that are not as liquid as Eligible Agriculture Futures Contracts and expose USAG to credit risk that its counterparty may not be able to satisfy its obligations to USAG.

Other Risks

USAG pays fees and expenses that are incurred regardless of whether it is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USAG generally does not distribute cash to limited partners or other shareholders.

You should not invest in USAG if you will need cash distributions from USAG to pay taxes on your share of income and gains of USAG, if any, or for any other reason.

You will have no rights to participate in the management of USAG and will have to rely on the duties and judgment of USCF to manage USAG.

USAG is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and Authorized Purchasers. USCF’s officers, directors and employees do not devote their time exclusively to USAG. USCF’s person are directors, officers or employees of other entities that may compete with USAG for their services, including other commodity pools (funds) that USCF manages (these funds are referred to in this prospectus as the “Related Public Funds” and are identified in the Glossary). They could have a conflict between their responsibilities to USAG and to those other entities. As a result of these and other relationships, parties involved with USAG have a financial incentive to act in a manner other than in the best interest of USAG and the shareholders.

USAG’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of USAG. You should note that you may pay brokerage commissions on purchases and sales of USAG’s shares, which are not reflected in the table. Authorized Purchasers will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 63.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	Fees and Expenses Before Fee/Expense Waiver(1)	Fee/Expense Waiver		After Fee/Expense Waiver
Management Fees	0.95%	(0.30	%)(2)	0.65%
Distribution Fees	None	N/A		None
Other Fund Expenses	3.68%	(3.53%)		0.15%
Total Annual Fund Operating Expenses	4.63%	(3.83	%)(3)	0.80%

(1)	Based on amounts for the year ended December 31, 2013, extracted from the “Financial Highlights” footnote to the Trust’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed March 10, 2014, which is incorporated by reference into this prospectus. See “INCORPORATION BY REFERENCE OF CERTAIN INFORMATION,” page 84. The individual expense amounts in dollar terms are shown in the table below.

Management Fees	$19,115
Professional Fees	$25,350
Brokerage Commissions	$2,003
Directors’ Fees	$295
Other Expenses	$176

Total Expenses	$106,939

(2)	USCF has contractually agreed to cap the management fee paid by USAG at 0.65% per annum of average daily total net assets. USCF has agreed to keep this agreement in place until December 31, 2015. USCF can terminate this agreement after this date at any time in its sole discretion. If this agreement were terminated, the annual management fees paid by USAG to USCF would increase from 0.65% to 0.95%, which would negatively impact your total return from an investment in USAG.

(3)	USCF has voluntarily agreed to pay certain expenses typically borne by USAG, to the extent that such expenses exceed 0.15% of USAG’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in USAG.

RISK FACTORS INVOLVED WITH AN INVESTMENT IN USAG

You should consider carefully the risks described below before making an investment decision. You should also refer o the other information included in this prospectus as well as information found in our periodic reports, which include the Trust’s and USAG’s financial statements and the related notes, that are incorporated by reference. See “Incorporation By Reference of Certain Information” on page 84.

USAG’s investment strategy is designed to provide investors with a means of investing indirectly in agriculture commodities and to hedge against movements in the spot price of such commodities. USAG seeks to achieve its investment objective by investing in Agriculture Interests. Accordingly, an investment in USAG involves investment risk similar to a direct investment in Agriculture Interests. An investment also involves correlation risk, which is the risk that investors purchasing shares to hedge against movements in the price of agriculture commodities will have an efficient hedge only if the price they pay for their shares closely correlates with the price of the agriculture commodities. In addition to investment risk and correlation risk, an investment in USAG involves tax risks, OTC risks and other risks.

Investment Risk

The NAV of USAG’s shares relates directly to the value of its assets invested in accordance with the SDAI and other assets held by USAG and fluctuations in the prices of these assets could materially adversely affect an investment in USAG’s’ shares. Past performance is not necessarily indicative of future results; all or substantially all os an investment could be lost.

USAG’s investment objective is for the NAV of its shares to track the price of the SDAI, less expenses. The net assets of USAG consist primarily of investments in Eligible Agriculture Futures Contracts and, to a lesser extent, in Other Agriculture-Related Investments. The NAV of USAG’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the market price of the commodities which comprise the SDAI.

Economic conditions. The demand for commodities, in general, correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on commodity prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations, can also impact the demand for commodities. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions that impair the functioning of financial markets and institutions also may adversely impact the demand for commodities.

Other demand-related factors. Other factors may affect the demand for certain commodities and therefore their price. For example, such factors may include technological improvements in energy efficiency; seasonal weather patterns; increased competitiveness of alternative energy sources; changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles and changes in consumer preference.

Other supply-related factors. Commodities prices also vary depending on a number of factors affecting supply. For example, increased supply from the development of hybrid crops (such as corn and soybeans) and technologies for efficient farming tends to reduce prices in such commodity to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry manufacturing capacity may impact the supply of a particular crop. World food supply levels can also be affected by factors that reduce available supplies, such as embargoes, the occurrence of wars, hostile actions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies.

Technological change can also alter the relative costs for companies to produce, and process and distribute a commodity, which in turn may affect the supply of and demand of such commodity.

Other market factors. The supply of and demand for agricultural and other commodities may also be impacted by changes in interest rates, inflation, and other local or regional market conditions.

Price Volatility May Possibly Cause the Total Loss of Your Investment. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in USAG.

Correlation Risk

Investors purchasing shares to hedge against movements in the price of commodities will have an efficient hedge only if the return from their shares closely correlates with the return from the SDAI, which in turn, correlates with the price of commodities that comprise the SDAI. Investing in shares of USAG for hedging purposes involves the following risks:

•	The market price at which the investor buys or sells shares may be significantly more or less than NAV.

•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the price of the SDAI.

•

Daily percentage changes in the price of the Benchmark Component Agriculture Futures Contracts may not closely correlate with daily percentage changes in the price of the commodities that comprise the SDAI.

The market price at which investors buy or sell shares may be significantly more or less than NAV.

USAG’s NAV per share will change throughout the day as fluctuations occur in the market value of USAG’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the commodities comprising the Benchmark Component Agriculture Futures Contracts and the SDAI at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Purchasers and their clients and customers will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that.

The NAV of USAG’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which a commodity comprising the SDAI is traded. While the shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on commodities trade may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE Arca until 4:00 p.m. Eastern Time, liquidity in the agriculture commodities market will be reduced after the close of the NYMEX at 2:30 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which agriculture commodities are traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in USAG’s NAV may not correlate with daily percentage changes in the price of the SDAI.

It is possible that the daily percentage changes in USAG’s NAV per share may not closely correlate to daily percentage changes in the price of the SDAI. Non-correlation may be attributable to disruptions in the market for a particular commodity, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As USAG approaches or reaches position limits with respect to a Benchmark

Component Agriculture Futures Contract or Eligible Agriculture Futures Contracts or in view of market conditions, USAG may begin investing in Other Agriculture-Related Investments. In addition, USAG is not able to replicate exactly the changes in the price of the SDAI because the total return generated by USAG is reduced by expenses and transaction costs, including those incurred in connection with USAG’s trading activities, and increased by interest income from USAG’s holdings of Treasuries. Tracking the SDAI requires trading of USAG’s portfolio with a view to tracking the SDAI over time and is dependent upon the skills of USCF and its trading principals, among other factors.

Daily percentage changes in the price of the Benchmark Component Agriculture Futures Contract may not correlate with daily percentage changes in the spot price of the corresponding commodity.

The correlation between changes in prices of a Benchmark Component Agriculture Futures Contract and the spot price of the corresponding commodity may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative commodities market, supply of and demand for Eligible Agriculture Futures Contracts (including the Benchmark Component Agriculture Futures Contracts) and Other Agriculture-Related Investments, and technical influences in futures trading.

The price relationship between the SDAI at any point in time and the Eligible Agriculture Futures Contracts that will become the Benchmark Component Agriculture Futures Contracts on the next rebalancing date will vary and may impact both USAG’s total return and the degree to which its total return tracks that of the SDAI.

The design of SDAI is such that every month it is made up of different Benchmark Component Agriculture Futures Contracts and USAG’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SDAI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the SDAI would tend to rise as it approaches expiration. As a result, USAG may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the SDAI would tend to decline as it approaches expiration. As a result, USAG’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USAG to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDAI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USAG’s NAV and total return. See “Additional Information About USAG, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, which could cause the price of shares to substantially vary from the SDAI.

Designated contract markets, such as the NYMEX and ICE Futures, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USAG is not) may hold, own or control. In addition to accountability levels and position limits, the NYMEX and ICE Futures also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

On November 5, 2013, the CFTC proposed a rulemaking that would establish specific limits on speculative positions in 28 physical commodity futures and option contracts as well as swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets (the “Position Limit Rules”). On the same date, the CFTC proposed another rule addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control (the “Proposed Aggregation Requirements”). Specifically, the Position Limit Rules, among other things: identify which contracts are subject to speculative position limits; set thresholds that restrict the number of speculative positions that a person may hold in a spot month, individual month, and all months combined; create an exemption for positions that constitute bona fide hedging transactions; impose responsibilities on designated contract markets (“DCMs”) and swap execution facilities (“SEFs”) to establish position limits or, in some cases, position accountability rules; and apply to both futures and swaps across four relevant venues — OTC, DCMs, SEFs as well as non-U.S. located trading platforms.

Until such time as the Position Limit Rules are adopted, the regulatory architecture in effect prior to the adoption of the Position Limit Rules will govern transactions in commodities and related derivatives (collectively, “Referenced Contracts”). Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, USAG may be limited with respect to the size of its investments in an Eligible Agriculture Futures Contracts and Other Agriculture-Related Investment subject to these limits. Finally, subject to certain narrow exceptions, the Position Limit Rules require the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in OTC swaps. Under the CFTC’s existing position limits requirements and the Position Limit Rules, a market participant is generally required to aggregate all positions for which that participant controls the trading decisions with all positions for which that participant has a 10 percent or greater ownership interest in an account or position, as well as the positions of two or more persons acting pursuant to an express or implied agreement or understanding. At this time, it is unclear how the Proposed Aggregation Requirements may affect USAG, but it may be substantial and adverse. By way of example, the Proposed Aggregation Requirements in combination with the Position Limit Rules may negatively impact the ability of USAG to meet its investment objectives through limits that may inhibit USCF’s ability to sell additional Creation Baskets of USAG.

All of these limits may potentially cause a tracking error between the price of USAG’s shares and the SDAI. This may in turn prevent investors from being able to effectively use USAG as a way to hedge against commodity-related losses or as a way to indirectly invest in a commodity.

USAG has not limited the size of their offering and USAG is committed to utilizing substantially all of its proceeds to purchase Eligible Agriculture Futures Contracts and Other Agriculture-Related Investments. If USAG encounters accountability levels, position limits, or price fluctuation limits for Eligible Agriculture Futures Contracts on the NYMEX or ICE Futures, it may then, if permitted under applicable regulatory requirements, purchase Eligible Agriculture Futures Contracts on other exchanges that trade the listed applicable commodity futures. In addition, if USAG exceeds accountability levels on either the NYMEX or ICE Futures and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of USAG’s shares and the SDAI.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of USAG’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by USAG in making allocations for tax purposes and other factors, an investor’s allocable share of USAG’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by USAG in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded entities such as USAG is in many respects uncertain. USAG applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge USAG’s allocation methods and require USAG to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

USAG could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of USAG, has received an opinion of counsel that, under current U.S. federal income tax laws, USAG will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of USAG’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Trust and USAG is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust and USAG does not elect to be taxed as a corporation for federal income tax purposes. Although USCF anticipates that USAG has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. USAG has not requested and nor will USAG request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that USAG is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, USAG would be subject to tax on its net income for the year at corporate tax rates. In addition, although USCF does not currently intend to make distributions with respect to shares, any distributions would be taxable to shareholders as dividend income. Taxation of the Trust and USAG as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

USAG is organized as a Delaware statutory trust, but USAG is taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law, and therefore, USAG has a more complex tax treatment than traditional mutual funds.

USAG is organized as a Delaware statutory trust, but USAG is taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law. No U.S. federal income tax is paid by USAG on its income. Instead, USAG will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of USAG. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from USAG during the taxable year.

A shareholder, therefore, may be allocated income or gain by USAG but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

OTC Contract Risk

Currently, OTC transactions are subject to changing regulation.

A portion of USAG’s assets may be used to trade OTC Agriculture Interests, such as forward contracts or swap or spot contracts. Currently, OTC contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Wall Street Reform and Comsumer Protection Act (the “Dodd-Frank Act”) had been essentially unregulated by the CFTC. The markets for OTC contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign exchange derivatives, such as foreign exchange options, certain currency swaps and non-deliverable forwards. While the Dodd-Frank Act and certain regulations adopted thereunder are intended to provide additional protections to participants in the OTC market, the current regulation of the OTC contracts could expose USAG in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCM’s. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective on February 11, 2013. Beginning on March 11, 2013, “swap dealers,” “major swap participants” and certain active funds were required to clear certain credit default swaps and interest rate swaps; and beginning on June 10, 2013, commodity pools, certain private funds and entities predominantly engaged in financial activities were required to clear the same types of swaps. As a result, if the Trust on behalf of USAG, enters into or has entered into certain interest rate and credit default swaps on or after June 10, 2013, such swaps will be required to be centrally cleared. Determination on other types of swaps are expected in the future, and, when finalized, could require USAG to centrally clear certain OTC instruments presently entered into and settled on a bi-lateral basis.

USAG will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Trust on behalf of USAG or held by special purpose or structured vehicles.

USAG faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USAG, in which case USAG could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USAG may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust on behalf of USAG may obtain only limited recovery or may obtain no recovery in such circumstances.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such

OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The regulatory requirements for posting margin in uncleared swap transactions is evolving.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. On November 6, 2013, the CFTC published a final rule that imposes requirements on swap dealers and major swap participants with respect to the treatment of collateral posted by their counterparties to margin, guarantee, or secure uncleared swaps. The rule places restrictions on what swap dealers and major swap participants can do with collateral posted by USAG in connection with uncleared swaps.

Other Risks

Certain of USAG’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both Eligible Agriculture Futures Contracts and Other Agriculture-Related Investments may be illiquid, USAG’s Agriculture Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that USAG may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact USAG’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

The NYSE Arca may halt trading in USAG’s shares, which would adversely impact an investor’s ability to sell shares.

USAG’s shares are listed for trading on the NYSE Arca under the market symbol “USAG.” Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of USAG’s shares will continue to be met or will remain unchanged.

The lack of an active trading market for USAG shares may result in losses on an investor’s investment in USAG at the time the investor sells the shares.

Although USAG’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

USCF is leanly staffed and relies heavily on key personnel to manage USAG and other funds.

In managing and directing the day-to-day activities and affairs of USAG, USCF relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of USAG.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities. In providing trading advisory services to USAG with respect to the SDAI, SummerHaven relies heavily on Messrs. Kurt Nelson and Ashraf Rizvi and Dr. K. Geert Rouwenhorst. Messrs. Nelson and Rizvi, and Dr. Rouwenhorst intend to allocate their time to managing the assets of USAG in a manner that they deem appropriate. If such key personnel of SummerHaven were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of SummerHaven.

There is a risk that USAG will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USAG may not earn any profit.

Based on fees and expenses paid by USAG for the year-ended December 31, 2013 and USAG’s average daily total net assets for 2013, an investor would pay fees and expenses prior to any expense waivers, of 4.63% of the amount of the investor’s investment.

These fees and expenses must be paid in all cases regardless of whether USAG’s activities are profitable. Accordingly, USAG must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Fewer representative commodities may result in greater SDAI volatility.

The SDAI is concentrated in terms of the number of commodities represented. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the SDAI and the NAV of USAG which tracks the SDAI under specific market conditions and over time.

Regulation of the commodity interests markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USAG.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USAG is impossible to predict, but it could be substantial and adverse.

An investment in USAG may provide little or no diversification benefits. Thus, in a declining market, USAG may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USAG while incurring losses with respect to other asset classes.

Historically, Agriculture Interests have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USAG’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in USAG’s’ shares. In such a case, USAG may have no gains to offset losses from other investments, and investors may suffer losses on their investment in USAG at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including Agriculture Interests, than on traditional securities. These additional variables may create additional investment risks that subject USAG’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of a commodity and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USAG cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Trust is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose USAG to credit and regulatory risk.

USAG invests primarily in Eligible Agriculture Futures Contracts, a significant portion of which are traded on United States exchanges, including the NYMEX. However, a portion of USAG’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. Trading in non-U.S. markets also leaves USAG susceptible to swings in the value of the local currency against the U.S. dollar. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

USAG and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

USAG is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and any Authorized Purchasers. USCF’s officers, directors and employees do not devote their time exclusively to USAG. These persons are directors, officers or employees of other entities that may compete with USAG for their services. They could have a conflict between their responsibilities to USAG and to those other entities. As a result of these and other relationships, parties involved with USAG have a financial incentive to act in a manner other than in the best interests of USAG and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

USAG may also be subject to certain conflicts with respect to the Futures Commission Merchant (“FCM”), including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USAG trades using the clearing broker to be used by USAG. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USAG.

USAG, USCF and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to the detriment of shareholders.

USAG, USCF and SummerHaven may have inherent conflicts to the extent USCF and SummerHaven attempt to maintain USAG’s asset size in order to preserve its fee income and this may not always be consistent with USAG’s objective of having the value of its shares’ NAV track changes in the value of the SDAI.

USCF’s and SummerHaven’s officers, directors and employees do not devote their time exclusively to USAG. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds, that may compete with USAG for their services. They could have a conflict between their responsibilities to USAG and to the Related Public Funds.

USCF has sole current authority to manage the investments and operations of USAG. It has delegated management of USAG’s investments in its Agriculture Interests to its trading advisor, SummerHaven. This authority to manage the investments and operations of USAG may allow either USCF or SummerHaven to act in a way that furthers its own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing USAG’s basic investment objective, dissolving USAG, or selling or distributing USAG’s assets.

Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of USAG and do not control USCF, so they do not have any influence over basic matters that affect USAG. In addition, USAG could terminate at any time and cause the liquidation and potential loss of an investment and could upset the overall maturity and timing of an investment portfolio.

Shareholders have very limited voting rights with respect to USAG’s affairs. Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its corporate charter. Shareholders are not permitted to participate in the management or control of USAG or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage USAG’s affairs.

USAG may terminate at any time, regardless of whether USAG has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of USCF would cause USAG to terminate unless, within 90 days of the event, shareholders holding shares representing at least 66 2/3% of the outstanding shares of all of USAG elect to continue the Trust and appoint a successor sponsor. In addition, USCF may terminate USAG if it determines that USAG’s’ aggregate net assets in relation to its operating expenses make the continued operation of USAG unreasonable or imprudent. However, no level of losses will require USCF to terminate USAG. USAG’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and USAG could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of an investment portfolio.

USAG does not expect to make cash distributions.

USAG has not previously made any cash distributions and intends to reinvest any realized gains in additional Agriculture Interests rather than distributing cash to shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USAG generally does not expect to distribute cash. An investor should not invest in USAG if the investor will need cash distributions from USAG to pay taxes on its share of income and gains of USAG, if any, or for any other reason. Nonetheless, although USAG does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Agriculture Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on USAG’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by USAG during a relatively short period of time, USAG may not be able to satisfy the requests from USAG assets not committed to trading. As a consequence, it could be necessary to liquidate positions in USAG’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a slow period of recovery and the financial markets are still relatively fragile.

Since 2008, the financial markets have experienced very difficult conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in a decrease in availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. In addition, the current administration and Congress have periodically been reaching impasses in passing a fiscal budget, which could create long-term concerns regarding the credit of the United States and interest earned, as well as the United States Government’s ability to pay its obligations to holders of Treasuries. If low interest rates on Treasuries continue or if USAG is not able to redeem its investments in Treasuries prior to maturity and the U.S. Government cannot pay its obligations, USAG would be negatively impacted. In addition, USAG might also be negatively impacted by its use of money market mutual funds to the extent those funds might themselves be using Treasuries. Although the financial markets saw signs of recovery beginning in late 2010 and 2011, economic growth in 2012 was slow and the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of USAG’s service providers and Authorized Purchasers, which would impact the ability of USCF to achieve USAG’s investment objective.

The failure or bankruptcy of a clearing broker or USAG’s Custodian could result in a substantial loss of USAG’s assets and could impair USAG in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as USAG, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of USAG’s assets posted with the clearing broker, although the majority of USAG’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian and would not be impacted by the bankruptcy of a clearing broker. USAG may also be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent USAG’s clearing broker is required to post USAG’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If USAG’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by USAG and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear USAG’s trades.

The liability of SummerHaven is limited, and the value of the shares may be adversely affected if USCF and USAG are required to indemnify SummerHaven.

Under the licensing agreement and advisory agreement between SummerHaven and USCF, neither SummerHaven and its affiliates, nor any of their respective officers, directors, shareholders, members, partners, employees and any person who controls SummerHaven is liable to USCF or USAG absent willful misconduct, gross negligence, bad faith, or material breaches of applicable law or the applicable agreement on the part of SummerHaven. In addition, SummerHaven and its members, directors, officers, shareholders, employees, representatives, agents, attorneys, service providers, successors and assigns have the right to be indemnified, defended and held harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with or arising out of the licensing agreement or advisory agreement, unless such Losses result from any willful misconduct, gross negligence or bad faith on the part of SummerHaven, or a material breach by SummerHaven of applicable law or the applicable agreement. Furthermore, SummerHaven will not be liable to USCF or USAG for any indirect, incidental, special or consequential damages, even if SummerHaven or an authorized representative of SummerHaven has been advised of the possibility of such damages.

The liability of USCF and the Trustee are limited, and the value of the shares will be adversely affected if USAG is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of USAG to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of USAG and the value of its shares.

Although the shares of USAG are limited liability investments, certain circumstances such as bankruptcy or indemnification of USAG by a shareholder will increase the shareholder’s liability.

The shares of USAG are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of USAG any distribution they received at a time when USAG was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or USAG is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or USAG, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or USAG, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Investors cannot be assured of the continuation of the agreement between SummerHaven and USCF for use of the SDAI, and discontinuance of the SDAI may be detrimental to USAG.

Investors cannot be assured that the agreement between SummerHaven and USCF for use of the SDAI will continue for any length of time. Should the agreement between SummerHaven and USCF for use of the SDAI be terminated, USCF will be required to find a replacement index, which may have an adverse affect on USAG.

Investors cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to USAG.

Investors cannot be assured that SummerHaven will be willing or able to continue to service USAG for any length of time. SummerHaven was formed for the purpose of providing investment advisory services, and provides these services to USAG on a contractual basis pursuant to a licensing agreement and an advisory agreement. If SummerHaven discontinues its activities on behalf of USAG, USAG may be adversely affected. If SummerHaven’s registration with the CFTC or membership in the NFA were revoked or suspended, SummerHaven would no longer be able to provide services to USAG.

USAG is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of USAG are not segregated from those of another series of the Trust, thereby potentially exposing assets in USAG to the liabilities of another series of the Trust.

USAG is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for USAG and account for USAG separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of USAG property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of USAG property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize USAG’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for USAG’s business method and has registered its trademarks. USAG do not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of USAG’s proprietary software and other technology could also adversely affect its competitive advantage. USAG may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from USAG, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

ADDITIONAL INFORMATION ABOUT USAG, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

USAG is a series of the Trust . The Trust operates pursuant to the terms of the Third Amended and Restated Declaration of Trust and Trust Agreement dated as of March 22, 2013 (“Trust Agreement”) which grants full management control to USCF. The Trust Agreement is posted on USAG’s website at www.unitedstatescommodityfunds.com. USAG maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

The net assets of USAG consist primarily of investments in Eligible Agriculture Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, Other Agriculture-Related Investments. Market conditions that USCF currently anticipates could cause USAG to invest in Other Agriculture-Related Investments include those allowing USAG to obtain greater liquidity or to execute transactions with more favorable pricing.

USAG invests substantially the entire amount of its assets in Eligible Agriculture Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of USAG are available on USAG’s website at www.unitedstatescommodityfunds.com.

USAG invests in Agriculture Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Agriculture Interests. In pursuing this objective, the primary focus of USCF, is the investment in Eligible Agriculture Futures Contracts and the management of USAG’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

USAG seeks to invest in a combination of Agriculture Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the changes in the price of the SDAI, also measured in percentage terms. As a specific benchmark, USCF endeavors to place USAG’s trades in Agriculture Interests and otherwise manage USAG’s investments so that “A” will be plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in USAG’s NAV for any period of 30 successive Valuation Days; i.e, any NYSE Arca trading day as of which USAG calculated its per share NAV; and

•	B is the average daily percentage change in the price of the SDAI over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in USAG’s share price on the NYSE Arca to closely track the daily changes in USAG’s per share NAV. USCF further believes that the daily changes in USAG’s NAV in percentage terms will closely track the daily changes in percentage terms in the SDAI, less USAG’s expenses.

The following two graphs demonstrate the correlation between the changes in the NAV of USAG and the changes in the Benchmark Component Agriculture Futures Contracts. The first graph exhibits the daily changes for the last 30 valuation days ended December 31, 2013; the second graph measures monthly changes from December 2012 through December 31, 2013.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF employs a “neutral” investment strategy for USAG intended to track the changes in the SDAI regardless of whether the SDAI goes up or goes down. USAG’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USAG’s shares for the purpose of investing indirectly in the agricultural commodities market in a cost-effective manner, and/or to permit participants in the agricultural commodity or other industries to hedge the risk of losses in their agricultural commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the agricultural commodities market and/or the risks involved in hedging may exist. In addition, an investment in USAG involves the risks that the changes in the price of USAG’s shares will not accurately track the changes in the SDAI, and that changes in the SDAI will not closely correlate with changes in the spot price of the agricultural commodities underlying the SDAI.

For example, for the year ended December 31, 2013, the actual total return of USAG as measured by changes in its per share NAV was (10.84)%. This is based on an initial per share NAV of $25.56 on December 31, 2012 and an ending per share NAV as of December 31, 2013 of $22.79. During this time period, USAG made no distributions to its shareholders. However, if USAG’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the SDAI, USAG would have had an estimated per share NAV of $22.97 as of December 31, 2013, for a total return over the relevant time period of (10.13)%. The difference between the actual per share NAV total return of USAG of (10.84)% and the expected total return based on the SDAI of (10.13)% was an error over the time period of (0.71)%, which is to say that USAG’s actual total return underperformed the SDAI result by that percentage. USCF believes that a portion of the difference between the actual total return and the expected SDAI total return can be attributed to the net impact of the expenses that USAG pays, offset in part by the income that USAG collects on its cash and cash equivalent holdings. During the year ended December 31, 2013, USAG earned interest income of $1,328, which is equivalent to a weighted average income rate of approximately 0.06% for such period. During the year ended December 31, 2013, USAG did not collect any from its Authorized Purchasers for creating or redeeming baskets of shares. However, if the total assets of USAG continue to increase, USCF believes that the impact on actual total returns of these fees from creations and redemptions will diminish as a percentage of the actual total return. During the year ended December 31, 2013, USAG incurred net expenses of $25,167. Income from interest and Authorized Purchaser collections net of expenses was $(23,839), which is equivalent to a weighted average net income rate of approximately (1.00)% for the year ended December 31, 2013.

What is the SDAI?

The SDAI is an agricultural sector index designed to broadly represent major agricultural commodities while overweighting the components that are assessed to be in a low inventory state and underweighting the components assessed to be in a high inventory state.

The SDAI consists of fourteen agricultural markets: soybeans, corn, soft red winter wheat, hard red winter wheat, soybean oil, soybean meal, canola, sugar, cocoa, coffee, cotton, live cattle, feeder cattle and lean hogs. Each agricultural commodity is assigned a base weight based on an assessment of market liquidity and the commodity’s overall economic importance. Each commodity is U.S. dollar based, with the exception of canola, which is quoted in Canadian dollars and converted to U.S. dollars for the purpose of the SDAI calculation.

The SDAI is rules-based and rebalanced monthly based on observable price signals described above. In this context, the term “rules-based” is meant to indicate that the composition of the SDAI in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that relate to the commodities that are included in the SDAI. Such formulas are not subject to adjustment based on other factors.

For additional information regarding the SDAI, see “Additional Information About the SDAI” on page SAI-3.

Rebalancing Period

During the Rebalancing Period, existing positions are replaced by new positions based on the signals used for contract selection as outlined above. At the end of the first day of the Rebalancing Period, the signals are observed and on the second day a new portfolio is constructed that is equally weighted in terms of notional positions in the newly selected contracts.

The table and chart below show the hypothetical performance of the SDAI from December 31, 2003 through December 31, 2013.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT USAG WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Since the SDAI was launched on September 23, 2010, there is only actual performance history of the SDAI from that date to the present. However, the components of the SDAI and the weighting of the components of the SDAI are established each month based on purely quantitative data that is not subject to revisions based on other external factors. This data is available for periods prior to September 23, 2010. As a result, the table below reflects how the SDAI would have performed from December 31, 2003 through December 31, 2013 had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution of profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the SDAI. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the period

from December 31, 2003 through December 31, 2013**

Year	Ending Level*	Annual Return
2003	201.497	12.13%
2004	213.353	5.88%
2005	231.652	8.58%
2006	259.773	12.14%
2007	315.849	21.59%
2008	261.024	(17.36)%
2009	282.237	8.13%
2010	377.898	33.89%
2011	348.780	(7.71)%

Year	Ending Level*	Annual Return
2012	360.61	3.21%
2013	324.11	(10.12)%

*	The “base level” for the SDAI was set at 100 on January 2, 1991. The “Ending Level” represents the value of the components of the SDAI on the last trading day of each year and is used to illustrate the cumulative performance of the SDAI.

** PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Summerhaven Dynamic Agriculture Index Year-Over-Year

Hypothetical Total Returns (12/31/03-12/31/13)*

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart on page 25 compare the hypothetical total return of the SDAI in comparison with the actual total return of three major indexes from December 31, 2003 through December 31, 2013.

	Hypothetical and Historical Results for the period from December 31, 2003 through December 31, 2013*
	DJ-UBS Ag TR	S&P GSCI Ag TR	DB LCI OY Ag TR	SDAI
Total return	14%	(14)%	37%	61%
Average annual return (total)	3.28%	0.53%	4.37%	5.84%
Annualized volatility	20.39%	21.68%	17.27%	13.27%
Annualized Sharpe ratio	0.08	(0.05)	0.15	0.31

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The table above shows the performance of the SDAI from December 31, 2003 through December 31, 2013 in comparison with three traditional agricultural commodities indices: the S&P GSCI® Agriculture Index Total Return, Dow Jones-UBS Agriculture Total Return Sub-IndexSM, and the Deutsche Bank Liquid Commodity

Index-Optimum Yield Agriculture Total ReturnTM. The S&P GSCI® Agriculture Index Total Return comprises the commodities: Wheat (Chicago and Kansas), Corn, Soybeans, Cotton, Sugar, Coffee, and Cocoa, and is part of a series of sub-indices representing components of the S&P GSCI. The Dow Jones-UBS Agriculture Total Return Sub-IndexSM is currently composed of seven futures contracts on agricultural commodities traded on U.S. exchanges. The Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Total ReturnTM is designed to reflect the performance of certain corn, wheat, soybean and sugar futures contracts plus the returns from investing in 3 month U.S. Treasury Bills. The data for the SDAI is derived by using the SDAI’s calculation methodology with historical prices for the futures contracts comprising the SDAI. The information about each of the indices comes from publicly-available material about such indices but is not designed to provide a thorough overview of the methodology of each index. None of the indices have investment objectives identical to the SDAI. As a result, there are inherent limitations in comparing the performance of such indices against the SDAI. For more information about these indices and their methodologies, please refer to the material published by the sponsors of each such index which may be found on their websites. USAG is not responsible for any information found on such website, and such information is not part of this prospectus.

In the table above, “Total Return” refers to the return of the relevant index from December 31, 2003 through December 31, 2013; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90 Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90 Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but USCF believes it is a useful tool for investors to consider when making investment decisions.

10 Year Comparison of Index Returns of the DJ-UBS Ag TR, S&P GSCI Ag TR, DB LCI OY Ag TR, and the Hypothetical Returns of the SDAI (12/31/03-12/31/13)*

Source: SummerHaven Index Management, Bloomberg

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the SDAI in comparison with the actual total return of three major indexes over a five year period.

Five Year Comparison of Index Returns of the DJ-UBS Ag TR, S&P GSCI Ag TR, DB LCI OY Ag TR, and the Hypothetical Returns of the SDAI (12/31/08-12/31/2013)*

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Impact of Contango and Backwardation on Total Returns

Contango and backwardation may impact the total return on investment in shares of USAG relative to a hypothetical direct investment in the commodities underlying the Benchmark Component Agriculture Futures Contracts that make up the SDAI and, in the future, it is likely the relationship between the market prices of USAG’s shares and changes in the spot prices of the commodities underlying the Benchmark Component Agriculture Futures Contracts that make up the SDAI could be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing commodities, which could be substantial.

The impact of backwardation and contango may cause the total return of USAG to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDAI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, it could have a significant negative impact on USAG’s NAV and total return. However, generally, periods of contango or backwardation do not materially impact USAG’s investment objective of having the daily percentage changes in its per share NAV track the daily percentage changes in the price of the SDAI since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both USAG’s shares and the Benchmark Component Agriculture Futures Contracts. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods.

What are the Trading Policies of USAG?

Liquidity

USAG invests only in Agriculture Interests that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Other Agriculture-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the position of USAG.

Spot Commodities

While certain futures contracts can be physically settled, USAG does not intend to take or make physical delivery. However, USAG may from time to time trade in Other Agriculture-Related Investments based on the spot price of the agriculture commodities comprising the SDAI.

Leverage

USCF endeavors to have the value of USAG’s Treasuries, cash and cash equivalents, whether held by USAG or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Agriculture Interests. Commodity pools’ trading positions in futures contracts or other related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. While USCF does not intend to leverage the assets of USAG, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by USAG unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions.

OTC Derivatives

In addition to Eligible Agriculture Futures Contracts, there are also a number of listed options on the Eligible Agriculture Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the agriculture commodity market. Consequently, USAG may purchase options on Eligible Agriculture Futures Contracts on these exchanges in pursuing its investment objective.

In addition to the Eligible Agriculture Futures Contracts and options on the Eligible Agriculture Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to agriculture. These derivatives transactions (also known as OTC contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Eligible Agriculture Futures Contracts or exchange-traded options on the Eligible Agriculture Futures Contracts, each party to such contract bears the credit of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, USAG will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s Board.

USAG may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (“Exchange for Risk” or “EFR transaction”). These EFR transactions may expose USAG to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFR transaction will exist only on the day of execution.

During the 12 month period ended December 31, 2013, USAG limited its derivatives activities to Eligible Agriculture Futures Contracts and EFR transactions. USAG engaged 2% in trading in futures contracts listed on a foreign exchange, ICE Futures Canada. However, USAG did not engage in trading in forward contracts, including options on such contracts. USAG anticipates continuing to engage in trading in futures contracts listed on a foreign exchange, however, USAG does not anticipate trading in forward contracts or options on such contracts, but it may do so as outlined in USAG’s listing exemptive order or as permitted under current regulations.

Prior Performance of USAG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF manages USAG which is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of January 31, 2014, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding shares for USAG.

# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Shares
6	4	2	100,000

Since the commencement of the offering of USAG shares to the public on April 13, 2012 to January 31, 2014, the simple average daily changes in its index was (0.011)%, while the simple average daily change in the NAV of USAG over the same time period was (0.015)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the index, the average error in daily tracking by the NAV was 3.102%, meaning that over this time period USAG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USAG, since inception through January 31, 2014. The first row shows the average amount of the variation between USAG’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USAG
Average Difference	$0.05
Max Premium %	4.23%
Max Discount %	(9.28)%

For more information on the performance of USAG, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USAG

USAG:

Name of Commodity Pool: United States Agriculture Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through January 31, 2014): $2,454,887

Total Net Assets as of January 31, 2014: $2,306,378

NAV per Share as of January 31, 2014: $23.06

Worst Monthly Percentage Draw-down: May 2012 (4.88)%

Worst Peak-to-Valley Draw-down: Aug 2012 — Dec 2013 (19.01)%

Number of Shareholders (as of December 31, 2013): 84

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013	2014
January			0.43%	1.18%
February			(4.75)%
March			(1.80)%
April	(1.68	)%**	0.87%
May	(4.88)%		(0.33)%
June	9.20%		(3.44)%
July	10.07%		(1.24)%
August	0.25%		3.04%
September	(2.80)%		(0.21)%
October	(1.97)%		(1.31)%
November	(1.38)%		(0.47)%
December	(3.44)%		(1.98)%
Annual Rate of Return	2.24%		(10.84)%	1.18	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012
***	Through January 31, 2014

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per share that occurs without such month-end NAV per share being equaled or exceeded as of a subsequent month-end. For example, if the NAV per share declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per share had increased by $2 in March, the January — February drawdown would have ended as of the end of February at the $2 level.

USAG’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, CA 94612. USCF is a wholly owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). The past performance for USAG and other pools operated by USCF is located starting on page 28, and pages 69 through 82, respectively. Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law (which has been liquidated) and a registered investment adviser firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. USCF is a member of the National Futures Association (the “NFA”) and registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) on December 1, 2005 and as a Swaps Firm on August 8, 2013. USCF also manages the Related Public Funds. USCF owns 5 shares of USAG.

USCF is required to evaluate the credit risk of USAG to the FCM, oversee the purchase and sale of USAG’s shares by certain Authorized Purchasers, review daily positions and margin requirements of USAG and manage USAG’s investments. USCF also pays the fees of the Marketing Agent, the Administrator, and the Custodian. Brown Brothers Harriman & Co. (“BBH&Co.”) serves as USAG’s custodian, registrar, transfer agent, and administrator (“Custodian”). SummerHaven Investment Management, LLC (“SummerHaven”) serves as the commodity trading advisor for USAG. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of USCF are managed by a board of directors (the “Board”), which is comprised of three management directors (the “Management Directors”), some of whom are also its executive officers, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant its Trust Agreement, as amended from time to time. Through its Management Directors, USCF manages the day-to-day operations of the Trust and USAG. The Board has an audit committee, which is made up of the three independent directors (Peter M. Robinson, Gordon L. Ellis and Malcolm R. Fobes III). The audit committee is governed by an audit committee charter that is posted on USAG’s website at www.unitedstatescommodityfunds.com. The Board has determined that each member of the Audit Committee meets the financial literacy requirements of the NYSE Arca and the Audit Committee Charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise as required by the NYSE Arca, such that each of them is considered an “Audit Committee Finance Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: Nicholas Gerber, Melinda Gerber, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, John Hyland, Ray Allen, Wainwright Holdings, Inc., Margaret Johnson and Carolyn Yu. These individuals are Principals due to their positions; however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in USAG other than as described below. John Hyland and Andrew Ngim make trading and investment decisions for USAG. Andrew Ngim and John Love execute trades on behalf of USAG. In addition, Nicholas Gerber and John Hyland are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John Hyland is registered with the CFTC as a Swaps Associated Person of USCF.

Nicholas D. Gerber, 51, President and Chief Executive Officer since June 2005. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. Mr. Gerber also served as Vice President and Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., from June 2003 to December 2009, which was a company that reinsured workmen’s compensation insurance. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. He has served as a Management Director of USCF since May 2005 and has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a BA from Skidmore College and holds an NFA Series 3 registration.

Howard Mah, 49, Secretary, Chief Financial Officer and Treasurer of USCF since June 2005, May 2006 and February 2012, respectively. Mr. Mah co-founded USCF and has served as a Management Director since May 2005. He has been a principal of USCF listed with the CFTC and NFA since November 2005 and its Chief Compliance Officer from May 2006 to February 2013. Since January 2001, Mr. Mah has served as Chief Compliance Officer for Ameristock Corporation which he co-founded in March 1995; Secretary of Ameristock Mutual Fund, Inc. from June 1995 to January 2013 and its Chief Compliance Officer from August 2004 to January 2013. Mr. Mah also served as a tax and finance consultant in private practice from January 1995 to December 2013. Mr. Mah earned his MBA degree in finance from the University of San Francisco and a BEd from the University of Alberta.

Andrew F Ngim, 53, co-founded USCF in 2005 and has served as a Management Director since May 2005. Mr. Ngim has served as the portfolio manager for USCI, CPER, USAG and USMI since January 2013. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. Prior to and concurrent with his services to USCF, from January 1999 to January 2013 Mr. Ngim served as a Managing Director for Ameristock Corporation which he co-founded in March 1995 and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ngim earned his BA from the University of California at Berkeley.

John P. Love, 42, Senior Portfolio Manager of USCF since March 2010. Mr. Love is currently the portfolio manager of UNG, UGA, UHN and UNL. Prior to that, he was a portfolio manager for the other Related Public Funds beginning with the launch of USO in April 2006. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 2006. Mr. Love earned a BA from the University of Southern California, holds NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

John T. Hyland, 54, Chief Investment Officer since January 2008. Mr. Hyland has also served as a portfolio manager for USCF from April 2006 until June 2012. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provided portfolio management and new fund development expertise to non-U.S. institutional investors through December 2009. Since January 2010, Towerhouse Capital Management, LLC has been inactive. He has been listed with the CFTC and NFA as an associate member and associated person of USCF since December 2005, principal and swap associated person since January 2006 and August 2013, respectively. Mr. Hyland graduated from the University of California at Berkeley, holds an NFA Series 3 registration and is a CFA Charterholder.

Ray W. Allen, 57, Portfolio Manager of the USCF since January 2008. Mr. Allen was the portfolio manager of UGA, UHN and UNL from January 2008 until March 2010 and has been the portfolio manager of USO, USL, DNO and BNO since March 2010. He has been a principal of USCF listed with the CFTC and NFA since March 2009 and was an associated person of USCF from March 2008 to November 2012. Mr. Allen earned a BA in economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Carolyn M. Yu, 55, Chief Compliance Officer and Associate Counsel since February 2013 and August 2011, respectively. Previously, Ms. Yu served as Branch Chief with the Securities Enforcement Branch for the State of Hawaii, Department of Commerce and Consumer Affairs from February 2008 to August 2011. She has been a principal of USCF listed with the CFTC and NFA since August 2013. Ms. Yu earned her JD from Golden Gate University School of Law and a BS in business administration from San Francisco State University.

Who is SummerHaven?

Background of SummerHaven

SummerHaven is a Delaware limited liability company formed on August 11, 2009. Its offices are located at Soundview Plaza, 4th Floor, 1266 East Main Street, Stamford, CT 06902, and its telephone number is (203) 352-2700. SummerHaven has been registered under the CEA as a commodity pool operator and a commodity trading advisor since October 9, 2009. From inception through January 31, 2014, USAG allocated 0.11% of its assets to SummerHaven. The past performance for other pools operated by SummerHaven is located starting on page 65.

SummerHaven became an NFA member effective October 9, 2009. From September 2009 to January 2010, SummerHaven was a registered investment advisor under the Investment Advisers Act of 1940. In January 2010, SummerHaven withdrew its registration since its assets under management was below $25 million. The firm’s management team has over 50 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

Background of SummerHaven Indexing

SummerHaven Indexing is the owner, creator and licensor of commodity indices including the SDAI, SummerHaven Dynamic Commodity Index (the “SDCI”), the SummerHaven Copper Index (the “SCITR”) and the SummerHaven Dynamic Metals Index (the “SDMI”). SummerHaven Indexing is a Delaware limited liability company formed on August 11, 2009. It maintains its main business office at Soundview Plaza, Fourth Floor, 1266 East Main Street, Stamford, CT 06902. The firm maintains a website at www.summerhavenindex.com. The firm creates innovative commodities indices focused on providing investors with better risk-adjusted returns than traditional commodity index benchmarks.

Principals of SummerHaven

Kurt J. Nelson has been employed by SummerHaven since August 2009 as a partner. His duties include investor relations, marketing and product structuring. From September 2007 to July 2009, Mr. Nelson was employed by UBS Investment Bank as a Managing Director where he led the U.S. commodity index for UBS. Mr. Nelson was a supervisory committee member of the UBS Bloomberg CMCI Index and Dow-Jones UBS Commodity Index, and he was responsible for launching the UBS exchange-traded note platform (E-TRACS). From March 1998 to January 2007, Mr. Nelson was employed by AIG Financial Products Corp. as a Managing Director. Mr. Nelson created and managed the high-net-worth derivatives business for AIG Financial Products, and he also provided equity derivative and commodity index solutions for U.S. corporations, institutional dealers and principal dealers. Mr. Nelson was not employed from January 2007 to September 2007. Mr. Nelson became listed as a principal of SummerHaven effective October 1, 2009, as an associated person of SummerHaven effective October 12, 2009 and as an associate member of the NFA effective October 12, 2009. Mr. Nelson is 44 years old.

Ashraf R. Rizvi has been employed by SummerHaven since April 2009 as a partner. His duties include trading and operational management. From October 1994 to February 2008, Mr. Rizvi was employed by UBS Investment Bank as a Managing Director and Global Head of Commodities Trading. Mr. Rizvi was not employed from February 2008 to April 2009. Mr. Rizvi became listed as a principal of SummerHaven effective October 9, 2009, as an associated person of SummerHaven effective September 9, 2011 and as an associate member of the NFA effective September 9, 2011. Mr. Rizvi is 51 years old.

K. Geert Rouwenhorst has been employed by SummerHaven since April 2009 as a partner. His duties include research and investor relations. From July 1990 to present, Dr. Rouwenhorst has been employed by Yale School of Management as a Professor of Finance. Dr. Rouwenhorst became listed as a principal of SummerHaven effective October 8, 2009, as an associated person of SummerHaven effective September 1, 2011 and as an associate member of the NFA effective September 1, 2011. Dr. Rouwenhorst is 53 years old.

Joseph J. Schultz has been employed by SummerHaven since April 2011 as a partner. His duties include supervision of the firm’s reporting, accounting, operations and compliance. From February 2004 to April 2011, Mr. Schultz was the Chief Operating Officer and a Managing Partner at Basso Capital Management, L.P., an employee owned hedge fund sponsor which provides services to pooled investment vehicles focused primarily on convertible securities and their underlying equity shares, where he was responsible for the oversight of the firm’s day-to-day operations. From May 1997 to February 2004, Mr. Schultz was a Vice President at AIG Trading Group, a subsidiary of American International Group, Inc. which provides currency and commodity prime brokerage, back-office support, access to e-commerce trading portals, and political-economic research and consulting services for the financial services industry, where he designed systems, procedural protocol and managed the daily operations for the fixed income and foreign currency options department and hedge funds. On July 11, 2011, Mr. Schultz became listed as a principal of SummerHaven. Mr. Schultz received a B.B.A in Finance from Baruch College and is 42 years old.

USAG’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for USAG, BBH&Co. may hold USAG’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. BBH&Co. is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for USAG, BBH&Co. performs certain administrative and accounting services for USAG and prepares certain SEC, NFA and CFTC reports on behalf of USAG.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to each series of the Trust and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of: (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

BBH&Co.’s principal business address is 50 Post Office Square, Boston, MA 02110-1548. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

Marketing Agent

USAG also employs ALPS Distributors, Inc. as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. ALPS is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

Futures Commission Merchant

Newedge USA, LLC (“Newedge USA”) is the FCM for USAG. The Trust on behalf of USAG has entered into an Institutional Futures Client Account Agreement. This Agreement allows Newedge to provide services to USAG in connection with the purchase and sale of Agriculture Interests that may be purchased or sold by or through Newedge USA for USAG’s account. USAG pays the fees of Newedge USA.

Newedge USA is not affiliated with USAG or USCF. Therefore, USAG believes that it has any conflicts of interest with Newedge USA or its trading principals arising from its acting as USAG’s’ FCM.

Currently, Newedge USA serves as USAG’s clearing broker to execute and clear USAG’s futures and equities transactions and provide other brokerage-related services. Newedge USA is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

Newedge USA is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York; Kansas City, Missouri; Cypress, Texas; and Montreal Canada.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC. On September 1, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) — formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the CEA and CFTC regulations.

In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the CEA and CFTC regulations.

In July 2013, Newedge USA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE Arca, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, Newedge USA paid a fine of $9,500,000. In addition, Newedge USA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA or its principals in the past five years.

Neither Newedge USA, nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus, or give any guarantee as to the performance or any other aspect of USAG.

Commodity Trading Advisor

Currently, USCF employs SummerHaven as a commodity trading advisor. SummerHaven provides advisory services to USCF with respect to the SDAI and investment decisions for USAG. Its advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the SDAI , anticipated changes to the SDAI, and the nature of the SDAI’s current or anticipated component securities. For these services, USCF pays fees to SummerHaven.

SummerHaven’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

USCF has also entered into a licensing agreement with SummerHaven. Under this licensing agreement, SummerHaven has sub-licensed to USAG the use of certain names and marks, including the SDAI, which SummerHaven licensed from SummerHaven Indexing, the owner of the SDAI. For this license, USCF pays a fee to SummerHaven.

SummerHaven Indexing’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

USAG’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of USAG. You should note that you may pay brokerage commissions on purchases and sales of USAG’s shares, which are not reflected in the table. Authorized Purchasers will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 63.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	Fees and Expenses Before Fee/Expense Waiver(1)	Fee/Expense Waiver		After Fee/Expense Waiver
Management Fees	0.95%	(0.30	%)(2)	0.65%
Distribution Fees	None	N/A		None
Other Fund Expenses	3.68%	(3.53%)		0.15%
Total Annual Fund Operating Expenses	4.63%	(3.83	%)(3)	0.80%

(1)	Based on amounts for the year ended December 31, 2013, extracted from the “Financial Highlights” footnote to the Trust’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed March 10, 2014, which is incorporated by reference into this prospectus. See “INCORPORATION BY REFERENCE OF CERTAIN INFORMATION,” page 84. The individual expense amounts in dollar terms are shown in the table below.

Management Fees	$19,115
Professional Fees	$25,350
Brokerage Commissions	$2,003
Directors’ Fees	$295
Other Expenses	$176

Total Expenses	$106,939

(2)	USCF has contractually agreed to cap the management fee paid by USAG at 0.65% per annum of average daily total net assets. USCF has agreed to keep this agreement in place until December 31, 2015. USCF can terminate this agreement after this date at any time in its sole discretion. If this agreement were terminated, the annual management fees paid by USAG to USCF would increase from 0.65% to 0.95%, which would negatively impact your total return from an investment in USAG.

(3)	USCF has voluntarily agreed to pay certain expenses typically borne by USAG, to the extent that such expenses exceed 0.15% of USAG’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in USAG.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single share to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price per share of $23.06 which equals the NAV per share on January 31, 2014.

In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $23.06 per share, the investment would have to generate a 3.21% or $0.74 return

This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per share	$23.06
Sponsor’s Management Fee (0.65%)(1)	$0.15
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fee (0.12%)(3)	$0.01
Interest Income (0.07%)(4)	$(0.02)
Fees to Trustees (0.02%)(5)	$0.01
Fees and expenses associated with tax accounting and reporting (2.601%)(6)	$0.60
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.74
Percentage of initial selling price per share	3.21%

1	USAG is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 0.65% per annum on average net assets through December 31, 2015.
2	Authorized Purchasers are required to pay a Creation Basket fee of $350 (through May 1, 2015) for each order they place to create one or more baskets. An order must be at least one basket, which is 50,000 shares. This breakeven analysis assumes a hypothetical investment in a single share so the Creation Basket fee is $.01 (350/50,000).
3	This amount is based on the actual brokerage fees for USAG calculated on an annualized basis.
4	USAG earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be 0.05% based on the current interest rate on three-month Treasuries as of January 31, 2014. The actual rate may vary.
5	In connection with its services as Trustee, Wilmington Trust Company is entitled to receive annual fees in the amount of $3,000 for all Funds in the series. The number in the break-even table assumes that USAG has $2,306,378 in assets, which is the amount of assets as of January 31, 2014.
6	USAG assumed the aggregate costs attributable to tax accounting and reporting to be $60,000. This estimate is based on the experience of USCF in its management of the Related Public Funds. The number in the break-even table assumes that USAG has $2,306,378 in assets, which is the amount of assets as of January 31, 2014.

Conflicts of Interest

There are present and potential future conflicts of interest in USAG’s structure and operation you should consider before you purchase shares. USCF and SummerHaven will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF or SummerHaven is not able to resolve these conflicts of interest adequately, it may impact the USAG’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of USCF and SummerHaven do not devote their time exclusively to USAG. These persons are directors, officers or employees of other entities which may compete with USAG for their services. They could have a conflict between their responsibilities to USAG and to those other entities. USCF and SummerHaven believe that they have sufficient personnel, time, and working capital to discharge their responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to USAG.

USCF and SummerHaven have adopted policies that prohibit the principals, officers, directors and employees of USCF and SummerHaven from trading futures and related contracts for their own account. In addition, USCF has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of USCF and its affiliates do not engage in trades that will harm USAG or the shareholders. USCF has also adopted Corporate Governance Guidelines. If these provisions are not successful, shareholders may be harmed in that such trades could affect the prices of the Eligible Agriculture Futures Contracts purchased by USAG which could affect USAG’s ability to track the SDAI.

USCF has sole current authority to manage the investments and operations of USAG, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in USAG’s basic investment policy, dissolution of the Trust, or the sale or distribution of USAG’s assets.

USCF serves as the general partner and the sponsor to USAG and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for USAG may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between USCF or any of its affiliates, on the one hand, and the Trust, USAG or any shareholders or any other person, on the other hand, USCF shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

USCF has employed Reed Smith LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCF on behalf of the Trust and USAG, to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any such party have any present or future expectation of interest in USCF, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to the Trust and USAG.

USCF’s Responsibilities and Remedies

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•

Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

•

Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•

Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of USAG in accordance with the purposes of the Trust and this prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;

•

Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;

•

Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as USCF determines; and

•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.

To the extent that, at law (common or statutory) or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, USAG, the shareholders or to any other person, USCF will not be liable to the Trust, USAG, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to USAG, or to any shareholder for any loss suffered by the Trust or USAG which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or USAG and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or USAG, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by USAG separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to other fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or USAG, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or USAG, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of USAG. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including USAG. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and USAG and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of USAG.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for USAG may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling the Trust and USAG, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

The Trust and USAG keep their books of record and account at the office of USCF located at 1999 Harrison Street, Suite 1530, Oakland, CA, 94612, or at the offices of the Administrator located at 50 Post Office Square, Boston, Massachusetts, 02110, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and USAG.

The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to DTC Participants for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and USAG. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, NYSE Arca and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, the CFTC and the NYSE Arca on the Trust’s behalf.

The financial statements of the Trust will be audited, as required by law and may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by applicable statute, rule or regulation.

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be assessed on the SEC’s website at www.sec.gov or on USAG’s website at www.unitedstatescommodityfunds.com, the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)	financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)	a general description of the activities of the Trust during the period covered by the report, and

(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Trust during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be delivered, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, USCF, commodity trading advisor, FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC and NYSE Arca requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and USAG will post the same information described above on www.unitedstatescommodityfunds.com.

Fiscal Year

The fiscal year of USAG is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, USAG, DTC (as registered owner of USAG’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, USAG and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or USAG.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against USCF, the Trust or USAG, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP has been retained to advise the Trust and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Reed Smith LLP has also provided USCF with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the financial statements of the Trust, USAG and USCF as of December 31, 2013, 2012, and 2011, that appear in the annual report on Form 10-K and Form 8-K, respectively, that are incorporated herein by reference. The financial statements in the Form 10-K and Form 8-K were included in reliance upon the reports of Spicer Jeffries LLP, on March 10, 2014 and March 27, 2014, respectively, given on its authority of such firm as experts in accounting and auditing.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of USAG, and the U.S. federal income tax treatment of USAG, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

USCF has received the opinion of Reed Smith LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to USAG and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Reed Smith LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and USCF. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting USAG or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and USAG

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and USAG’s status as a series of that trust, due to the nature of its activities, USAG will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of shares on the NYSE Arca will cause USAG to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as USAG) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Reed Smith LLP, the Trust and USCF have represented, among other things, the following to Reed Smith LLP:

•

At least 90% of USAG’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	USAG is organized and will be operated in accordance with its governing documents and applicable law; and

•	USAG has not elected, and USAG will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith LLP is of the opinion that USAG will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. USAG’s taxation as a partnership rather than a corporation will require USCF to conduct USAG’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that USAG’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Reed Smith LLP will not review USAG’s ongoing compliance with these requirements and will have no obligation to advise the Trust, USAG or USAG’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If USAG failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case USAG could be required to pay over amounts determined by the IRS), USAG would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, shareholders of USAG would not report their share of USAG’s income or loss on their returns. In addition, any distributions to shareholders would be treated as ordinary dividends to the extent of USAG’s current and accumulated earnings and profits. To the extent a distribution exceeded USAG’s earnings and profits, it would be treated as a return of capital up to the amount of a shareholder’s basis in its shares and thereafter as gain from the sale of shares. Accordingly, if USAG were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in USAG and on the value of the shares.

The remainder of this summary assumes that USAG is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of USAG’s Income. No U.S. federal income tax is paid by USAG on its income. Instead, USAG files annual partnership returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of USAG’s income, gain, loss, deduction and credit reported on USAG’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from USAG during the taxable year. As a result, if, for example, USAG recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Eligible Agriculture Futures Contracts and Other Agriculture-Related Investments for a taxable year, shareholders must report their share of these items regardless of whether USAG makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by USAG but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that a U.S. Shareholder that is allocated income or gain from USAG will be required to pay taxes on its allocable share of such income or gain from sources other than USAG distributions.

Monthly Conventions for Allocations of USAG’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by USAG, allocations of USAG’s income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in USAG.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. USAG intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a share as of the close of business on the last trading day of the previous month disposes of a share during the current month, such investor will be treated for purposes of making allocations as if it owned the share throughout the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares. Investors who hold a share on the last trading day of the first month of USAG’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the share.

By investing in shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, USAG generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on USAG’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of USAG’s assets during the month in which shares are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of USAG at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in USAG’s assets existing at the time of a contribution or redemption for book and tax purposes.

USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in USAG for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a semi-monthly method permitted under recently proposed Treasury Regulations., as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge USAG’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by USAG in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by USAG during the period it held its shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the basis of the shares (see “Tax Basis of Shares” , below). On a subsequent disposition of the shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. USAG intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of shares occurs, USAG adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in USAG’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of USAG’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, USAG will use certain simplifying conventions and assumptions. In particular, USAG will obtain information regarding secondary market transactions in its shares and use this information to make adjustments to shareholders’ basis in USAG’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short- term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of USAG’s Eligible Agriculture Futures Contracts and some of its Other Agriculture-Related Investments will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to- market of USAG’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to shareholders in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by USAG, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of USAG is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to USAG’s activities. In general, the amount at risk will be a shareholder’s invested capital. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which USAG generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that USAG pays to USCF and other expenses of USAG constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by USAG and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that USAG allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USAG for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of USAG’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from USAG, and (3) its ability to utilize its distributive share of any losses of USAG on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of USAG’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USAG as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USAG that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of USAG’s taxable income and gain and (b) any additional contributions by the shareholder to USAG and (2) decreased (but not below zero) by (a) its allocable share of USAG’s tax deductions and losses and (b) any distributions by USAG to the shareholder. For this purpose, an increase in a shareholder’s share of USAG’s liabilities will be treated as a contribution of cash by the shareholder to USAG and a decrease in that share will be treated as a distribution of cash by USAG to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares ( e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of USAG Distributions. If USAG makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in USAG immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Constructive Termination of the Partnership. USAG will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its shares within a 12-month period. A termination would result in the closing of USAG’s taxable year for all shareholders. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of USAG’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any USAG debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in USAG that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USAG.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USAG. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USAG.

If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;

•	any of USAG’s income, gain, loss or deduction allocable to those shares during the period of the loan will not be reportable by the shareholder for tax purposes; and

•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of USAG are treated as partners for federal income tax purposes. Accordingly, USAG will furnish its shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in USAG as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax- exempt entity; (3) the number and a description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information to USAG. The nominee is required to supply the beneficial owner of the shares with the information furnished to USAG.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by USAG. Adjustments resulting from any such audit may require each shareholder to adjust a prior year’s tax liability and could result in an audit of the shareholder’s own return. Any audit of a shareholder’s return could result in adjustments of non-partnership items as well as USAG partnership items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. The Code provides for one shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints USCF as the tax matters partner of USAG.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or shareholders (1) if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or (2) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass- through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax On Investment Income. For taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USAG were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of USAG, then in computing its UBTI, the shareholder must include its share of (1) USAG’s gross income from the unrelated trade or business, whether or not distributed, and (2) USAG’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. USAG currently does not anticipate that it will borrow money to acquire investments; however, USAG cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in USAG may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. USAG may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from USAG for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that USAG’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as USAG is a qualified publicly traded partnership is made on an annual basis. USAG expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual shareholders and a rate of 35% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USAG believes that the activities directly conducted by USAG do not result in USAG being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USAG’s activities constitute a U.S. trade or business.

In the event that USAG’s activities were considered to constitute a U.S. trade or business, USAG would be required to withhold at the highest rate specified in Code Section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by USAG will be treated as a distribution to the Non-U.S. Shareholder.

If USAG is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from USAG or its allocable share of USAG’s income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides USAG with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of USAG’s interest income will qualify as “portfolio interest.” In order for USAG to avoid withholding on any interest income allocable to Non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. shareholders to provide USAG with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Prospective Non-U.S. Shareholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

USAG may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any shareholder who fails to furnish USAG with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies USAG that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation that becomes effective after June 30, 2014 generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. The IRS and the Treasury Department have issued final regulations pursuant to which the full implementation of these rules will be phased in over the next several years, including the obligation to withhold. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on their status and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares.

Other Tax Considerations

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USAG does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in USAG. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in USAG. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USAG and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in USAG, including the role that an investment in USAG would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in USAG, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in USAG complies with the terms of the plan.

USAG and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

USCF believes that the conditions described above are satisfied with respect to the shares of USAG. USCF believes that the shares of USAG therefore constitute publicly-offered securities, and the underlying assets of USAG should not be considered to constitute plan assets of any plan that purchases shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which USAG is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause USAG to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USAG to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USAG and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in USAG (and any continued investment in USAG), or the operation and administration of USAG, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USAG is not to be construed as a representation by the Trust, USAG, USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USAG in light of the circumstances of the particular plan, current tax law and ERISA.

Form of Shares

Registered Form. Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all shareholders and holders of the shares in certificated form in the registry (“Register”). USCF recognizes transfer of shares in certified form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry. Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC. DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, USAG or USCF on behalf of the Trust or USAG, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over USAG. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of USAG and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of USAG.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or USAG shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of USAG, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and USAG indemnify all shareholders of USAG against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of USAG in secondary market transactions through brokers. Shares of USAG trade on the NYSE Arca under the ticker symbol “USAG”. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Purchasers

The offering of USAG’s shares is a best efforts offering. USAG continuously offers Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Purchasers. Authorized Purchasers pay a $350 transaction fee for each order they place to create or redeem one or more baskets through May 1, 2015; after May 1, 2015, the fee increases to $1,000. The Marketing Agent receives, for its services as marketing agent to USAG, a marketing fee of 0.06% on USAG’s assets up to the first $3 billion; and 0.04% on USAG’s assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of USAG calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding shares of USAG. An Authorized Purchaser is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USAG. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

As of December 31, 2013, USAG had the following authorized purchasers: Credit Suisse Securities (USA) LLC, Jefferies & Company Inc., JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., NewEdge USA LLC and Virtu Financial BD LLC.

Because new shares can be created and issued on an ongoing basis, at any point during the life of USAG, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Purchaser, other broker- dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from USAG, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker- dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.

Calculating NAV

USAG’s NAV is calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of USAG once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator will use the closing prices of the Benchmark Component Agriculture Futures Contracts on ICE Futures US, ICE Futures Canada, CBOT, KCBT and the CME (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on such exchanges, but will calculate or determine the value of all other investments of USAG using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among BBH&Co., USAG and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by USAG in the regular course of their business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to USAG for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the SDAI as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USAG’s investments.

The indicative fund value will be disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of ICE Futures US, ICE Futures Canada, CBOT, KCBT and the CME vary, with some ending their trading hours before the close of the core trading session on NYSE Arca. As a result, there will be a gap in time at the beginning and/or the end of each day during which USAG’s shares are traded on the NYSE Arca, but real-time futures exchange trading prices for Benchmark Component Agriculture Futures Contracts traded on the ICE Futures, ICE Futures Canada, CBOT, KCBT and the CME are not available. During such gaps in time the indicative fund value. — will be calculated based on the end of day price of such Applicable Benchmark Component Agriculture Futures Contracts from Futures Exchanges immediately preceding trading session. In addition, Other Agriculture-Related Investments and Treasuries held by USAG will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the shares of USAG on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of the shares of USAG diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if USAG appears to be trading at a discount compared to the indicative fund value, a market professional could buy shares of USAG on the NYSE Arca and sell short agricultural commodity futures contracts. Such arbitrage trades can tighten the tracking between the market price of USAG and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

USAG creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USAG or the distribution by USAG of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with USCF. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by USAG, without the consent of any limited partner or Shareholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $350 to USAG through May 1, 2015 for each order they place to create or redeem one or more baskets; on and after May 1, 2015, the fee increases to $1,000. Authorized Purchasers who make deposits with USAG in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either USAG or USCF, and no such person will have any obligation or responsibility to USCF or USAG to effect any sale or resale of shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical agricultural commodities market and the Agriculture Interests markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell agricultural commodities or Agriculture Interests and may profit in these instances. USCF believes that the size and operation of the agricultural commodities market makes it unlikely that Authorized Purchasers’ direct activities in the agricultural commodity or securities markets will significantly affect the price of agricultural commodities, Agriculture Interests, or the shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, USCF has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Purchase Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any futures exchange upon which a Benchmark Component Agriculture Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of USAG, and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with USAG for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet USAG’s investment objective and shall be purchased as a result of the Authorized Purchaser’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of USAG (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of USAG shall be borne solely by the Authorized Purchaser.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USAG’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the shareholders of USAG;

•	due to position limits or otherwise, investment alternatives that will enable USAG to meet its investment objective are not available to USAG at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to USAG or its shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or

•

circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process creations of Creation Baskets (including if USCF determines that the investments available to USAG at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.

By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USAG not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a redemption order, an Authorized Purchaser agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to USAG’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with USAG for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet USAG’s investment objective and shall be sold as a result of the Authorized Purchaser’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from USAG will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and/or cash that is in the same proportion to the total assets of USAG (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from USAG will be delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, USAG’s DTC account has been credited with the baskets to be redeemed. If USAG’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCF receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to USAG’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USAG’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the futures exchanges upon which a Benchmark Component Agriculture Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or such futures exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USAG’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating USAG’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate USAG for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to USAG of $350 per order through May 1, 2015 to create or redeem baskets, regardless of the number of baskets in such order; on and after May 1, 2015, the fee increases to $1,000. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify USCF and USAG if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USAG will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USAG or the distribution by USAG of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public shares of any baskets it does create. Authorized Purchasers that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the NAV of the shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Agriculture Interests. Baskets are generally redeemed when the price per share is at a discount to the NAV per share. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the Agriculture Interests. While the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Agriculture Interests may be reduced after the close of the futures exchanges upon which the Benchmark Component Agriculture Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

Use of Proceeds

USCF will cause USAG to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest USAG’s assets in the Agriculture Interests, Treasuries, cash and cash equivalents. When USAG purchases Agriculture Interests that are exchange-traded, USAG will be required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Agriculture Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts contracts will generally impose similar collateral requirements on USAG. USCF will invest USAG’s assets that remain after margin and collateral is posted in Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, USCF has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

Approximately 5% to 30% of USAG’s assets have normally been committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC Agriculture Interests based on changes in the value of the Agriculture Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the SDAI, the ability of the counterparty to hedge its exposure under the Agriculture Interests, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USAG’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by USAG will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for USAG’s benefit. USCF invests the balance of USAG’s assets not invested in Agriculture Interests or held in margin as reserves to be available for changes in margin. All interest income is used for USAG’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to USAG to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of USAG posted as margin for Eligible Agriculture Agriculture Futures Contracts will be held in segregation pursuant to the CEA and CFTC regulations.

Prior Performance of SummerHaven Commodity Pools

Prior Performance of SummerHaven Commodity Fund LP:

Name of Commodity Pool: SummerHaven Commodity Fund LP

Type of Commodity Pool: Privately offered

Inception of Trading: October 1, 2009

Aggregate Subscriptions (from inception through January 31, 2014): $7,270,000

Net Asset Value as of January 31, 2014: $5,238,349

Worst Monthly Draw-down: September 2011 (15.03)%

Worst Peak-to-Valley Draw-down: February 2011 — June 2013 (17.88)%

Composite Performance Data for SummerHaven Commodity Fund LP

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011		2012	2013	2014
January		(5.22)%	3.36%		4.10%	1.73%	(0.32)%
February		2.54%	3.13%		4.50%	(3.71)%
March		2.82%	(0.72)%		(1.26)%	(1.19)%
April		1.36%	0.44%		(1.28)%	(2.81)%
May		(10.87)%	(1.84)%		(8.84)%	0.90%
June		0.17%	(2.35)%		3.70%	(2.88)%
July		7.78%	3.13%		6.82%	1.45%
August		(1.57)%	(0.74)%		3.74%	3.56%
September		7.79%	(15.03	)%**	(0.91)%	(1.98)%
October	3.39%	4.90%	6.52%		(3.41)%	(0.69)%
November	2.68%	0.58%	(0.86)%		1.31%	1.05%
December	3.04%	11.07%	(2.98)%		(3.19)%	0.53%
Annual Rate of Return	9.39%	21.18%	(9.20)%		4.57%	(4.22)%	(0.32	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	The performance shown reflects (1) from inception through July 2011, a 1% per annum management fee and an incentive allocation of 10% of performance in excess of the DJ-UBS Index; and (2) from August 2011 to the present, a 0.50% per annum management fee and an incentive allocation of 20% of performance in excess of the DJ-UBS Index.
***	Through January 31, 2014.

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

Prior Performance of SummerHaven Commodity Offshore Fund, Ltd.

Name of Commodity Pool: SummerHaven Commodity Offshore Fund, Ltd.

Type of Commodity Pool: Privately offered

Inception of Trading: May 1, 2012

Aggregate Subscriptions (from inception through January 31, 2014): $21,100,000

Net Asset Value as of January 31, 2014: $20,862,955

Worst Monthly Draw-down: May 2012 (8.85%)

Worst Peak-to-Valley Draw-down: September 2012 — June 2013 (13.17)%

Composite Performance Data for SummerHaven Commodity Offshore Fund, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012	2013	2014
January		1.73%	(0.32)%
February		(3.71)%
March		(1.19)%
April		(2.81)%
May	(8.85)%	0.90%
June	3.24%	(2.88)%
July	6.91%	1.45%
August	4.10%	3.56%
September	(1.15)%	(1.98)%
October	(2.96)%	(0.69)%
November	1.41%	1.05%
December	(3.18)%	0.53%
Annual Rate of Return	(1.37)%	(4.22)%	(0.32	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014.

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

Prior Performance of SummerHaven Commodity Master Fund, Ltd.:

Name of Commodity Pool: SummerHaven Commodity Master Fund, Ltd.

Type of Commodity Pool: Privately offered

Inception of Trading: January 1, 2012

Aggregate Subscriptions (from inception through January 31, 2014): $26,674,911

Net Asset Value as of January 31, 2014: $26,101,303

Worst Monthly Draw-down: May 2012 (8.79)%

Worst Peak-to-Valley Draw-down: August 2012 — June 2013 (13.31)%

Composite Performance Data for SummerHaven Commodity Master Fund, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012	2013	2014
January	4.55%	1.74%	(0.32)%
February	5.02%	(3.69)%
March	(0.59%)	(1.17)%
April	(1.43)%	(2.80)%
May	(8.79)%	0.79%
June	3.22%	(2.84)%
July	6.93%	1.45%
August	4.26%	3.56%
September	(1.27)%	(1.96)%
October	(3.01)%	(0.67)%
November	1.46%	1.10%
December	(3.20)%	0.52%
Annual Rate of Return	6.19%	(4.16)%	(0.32	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014.

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

Prior Performance of SummerHaven Commodity Absolute Return Fund LP:

Name of Commodity Pool: SummerHaven Commodity Absolute Return Fund LP

Type of Commodity Pool: Privately offered

Inception of Trading: July 22, 2009

Aggregate Subscriptions (from inception through January 31, 2014): $1,000,000

Net Asset Value as of January 31, 2014: $754,404

Worst Monthly Draw-down: May 2010 (8.34)%

Worst Peak-to-Valley Draw-down : April 2010 — March 2013 (19.73)%

Composite Performance Data for SummerHaven Commodity Absolute Return Fund LP

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013	2014
January		0.23%	1.14%	(1.68)%	(3.06)%	0.05%
February		0.10%	2.54%	2.79%	0.62%
March		4.15%	(1.00)%	1.39%	(4.51)%
April		(2.59)%	0.16%	0.12%	1.75%
May		(8.34)%	0.64%	(3.61)%	2.75%
June		0.46%	(0.37)%	(1.12)%	0.64%
July	(0.66)%	(1.12)%	0.34%	1.63%	(1.30)%
August	6.65%	0.99%	(1.25)%	1.99%	2.23%
September	(1.84)%	0.93%	1.21%	(6.10)%	(1.95)%
October	(1.40)%	(0.33)%	0.98%	(0.51)%	(1.83)%
November	0.63%	2.15%	1.70%	(2.32)%	0.47%
December	1.88%	1.47%	(1.88)%	(3.47)%	4.73%
Annual Rate of Return	5.13%	(2.39)%	4.20%	(10.74)%	0.14%	0.05	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014.

For a definition of Draw-down, please see text below “Composite Performance Data for USAG

Performance of the Related Public Funds

USCF manages the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of January 31, 2014, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding shares for each of the Related Public Funds.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Shares
UHN	12	10	10	150,000
USO	19	9,487	9,341	14,600,000
USL	10	171	181	1,350,000
UNG	17	13,552	9,650	35,866,476
UGA	13	98	108	900,000
UNL	9	57	47	1,300,000
DNO	13	53	49	300,000
BNO	9	91	97	600,000
CPER	6	3	1	100,000
USCI	8	180	63	9,350,000
USMI	6	4	2	100,000

The table below shows the relationship between the trading prices of the shares of each of the Related Public Funds and the daily NAV of such fund, since inception through January 31, 2014. The first row shows the average amount of the variation between the fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in shares continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV can be determined at that time. One known exception to this conclusion were the premiums on trading in UNG shares that occurred between July 8, 2009 and September 28, 2009, when UNG suspended the issuance of Creation Baskets as a result of regulatory concerns relating to the size of UNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such shares and other similar natural gas futures linked investments in the market.

	USO	UNG	USL	UGA	UHN	UNL	BNO	DNO	CPER
Average Difference	$(0.00)	$0.39	$(0.04)	$0.00	$(0.01)	$0.01	$(0.02)	$0.00	$(0.05)
Max Premium %	3.88%	2.37%	4.11%	6.29%	5.75%	6.68%	4.12%	3.08%	4.31%
Max Discount %	(4.51)%	(2.42)%	(9.72)%	(4.50)%	(3.85)%	(6.52)%	(3.13)%	(3.41)%	(5.45)%

	USCI	USMI
Average Difference	$0.05	$0.09
Max Premium %	2.03%	4.23%
Max Discount %	(1.34)%	(9.28)%

There are significant differences between investing in USAG and the Related Public Funds and investing directly in the futures market. USCF’s results with USAG and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of USAG and the Related Public Funds, the performance of USAG may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

COMPOSITE PERFORMANCE DATA FOR USO

USO Performance:

Name of Commodity Pool: United States Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through January 31, 2014): $41,200,293,082

Total Net Assets as of January 31, 2014: 508,094,767

NAV per Share as of January 31, 2014: $34.80

Worst Monthly Percentage Draw-down: May 2010 (17.96)%

Worst Peak-to-Valley Draw-down: June 2008 — February 2009 (75.84)%

Number of Shareholders (as of December 31, 2013): 37,610

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013	2014
January	(14.60)%	(8.78)%	(0.62)%	(0.60)%	5.63%	(1.22)%
February	(6.55)%	8.62%	1.21%	8.25%	(6.15)%
March	7.23%	4.61%	8.78%	(4.27)%	5.01%
April	(2.38)%	2.04%	6.12%	1.25%	(4.25)%
May	26.69%	(17.96)%	(10.43)%	(17.83)%	(1.92)%
June	4.16%	0.47%	(7.65)%	(2.24)%	4.68%
July	(2.30)%	3.57%	(0.24)%	3.14%	9.15%
August	(1.98)%	(9.47)%	(7.66)%	9.18%	3.03%
September	0.25%	8.97%	(11.08)%	(4.82)%	(4.16)%
October	8.43%	0.89%	17.32%	(6.93)%	(5.75)%
November	(0.51)%	2.53%	7.76%	2.45%	(4.20)%
December	(0.03)%	8.01%	(1.78)%	2.55%	5.86%
Annual Rate of Return	14.14%	(0.49)%	(2.31)%	(12.21%)	5.42%	(1.22	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

UNG:

COMPOSITE PERFORMANCE DATA FOR UNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through January 31, 2014): $18,925,405,328

Total Net Assets as of January 31, 2014: $874,624,039

NAV per Share as of January 31, 2014: $24.39

Worst Monthly Percentage Draw-down: August 2009 (27.14)%

Worst Peak-to-Valley Draw-down: June 2008 — March 2012 (96.81)%

Number of Shareholders (as of December 31, 2013): 98,341

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013	2014
January	(21.49)%	(7.65)%	(0.17)%	(17.62)%	(0.42)%	18.46	%**
February	(5.47)%	(6.02)%	(10.02)%	(2.49)%	2.18%
March	(11.81)%	(21.05)%	6.68%	(22.99)%	14.22%
April	(13.92)%	(.87)%	5.39%	2.19%	7.02%
May	10.37%	8.19%	(2.23)%	3.00%	(9.46)%
June	(4.63)%	5.14%	(7.00)%	14.36%	(11.11)%
July	(8.70)%	6.43%	(4.90)%	13.96%	(3.44)%
August	(27.14)%	(22.95)%	(2.58)%	(14.16)%	3.13%
September	26.03%	(3.13)%	(11.85)%	13.32%	(2.71)%
October	(13.31)%	(5.83)%	.33%	1.78%	(3.01)%
November	(11.86)%	(1.37)%	(13.40)%	(6.58)%	8.85%
December	13.91%	4.53%	(17.26)%	(7.09)%	6.57%
Annual Rate of Return	(56.73)%	(40.42)%	(46.08)%	(27.09)%	9.11%	18.46	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

USL:

COMPOSITE PERFORMANCE DATA FOR USL

Name of Commodity Pool: United States 12 Month Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through January 31, 2014): $500,975,767

Total Net Assets as of January 31, 2014: $56,228,736

NAV per Share as of January 31, 2014: $41.65

Worst Monthly Percentage Draw-down: May 2012 (16.94)%

Worst Peak-to-Valley Draw-down: June 2008 — February 2009 (66.97)%

Number of Shareholders (as of December 31, 2013): 3,340

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013	2014
January	(7.11)%	(8.40)%	3.38%	0.92%	5.05%	(2.76)%
February	(4.34)%	6.73%	1.89%	7.71%	(5.62)%
March	9.22%	4.16%	7.30%	(3.03)%	3.95%
April	(1.06)%	6.37%	5.94%	0.65%	(4.12)%
May	20.40%	(15.00)%	(8.91)%	(16.94)%	(1.12)%
June	4.51%	(1.00)%	(6.43)%	(1.04)%	3.01%
July	1.22%	4.16%	(0.43)%	2.59%	7.04%
August	(2.85)%	(5.92)%	(8.42)%	8.54%	2.87%
September	(0.92)%	7.02%	(11.50)%	(4.27)%	(2.11)%
October	8.48%	(0.05)%	15.03%	(5.72)%	(2.36)%
November	2.31%	1.86%	7.72%	2.49%	(2.37)%
December	(1.10)%	9.10%	(0.75)%	1.97%	4.03%
Annual Rate of Return	29.23%	6.29%	1.28%	(8.40)%	7.59%	(2.76	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through January 31, 2014): $363,566,483

Total Net Assets as of January 31, 2014: $50,699,046

NAV per Share as of January 31, 2014: $56.30

Worst Monthly Percentage Draw-down: May 2010 (15.54)%

Worst Peak-to-Valley Draw-down: April 2010 — August 2010 (20.61)%

Number of Shareholders (as of December 31, 2013): 4,692

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013	2014
January	16.23%	(7.47)%	2.19%	8.37%	9.13%	(5.99)%
February	0.26%	7.33%	9.52%	6.83%	(3.63)%
March	2.59%	5.42%	7.16%	1.59%	0.26%
April	2.07%	3.15%	10.45%	(3.45)%	(9.75)%
May	30.41%	(15.54)%	(9.21)%	(11.05)%	(1.22)%
June	1.65%	1.93%	(0.99)%	(0.61)%	(1.04)%
July	6.24%	2.95%	4.67%	9.60%	12.87%
August	(3.71)%	(10.42)%	(1.53)%	13.02%	0.49%
September	(3.38)%	9.45%	(11.02)%	0.96%	(8.80)%
October	10.96%	2.19%	3.90%	(9.42)%	(1.14)%
November	1.00%	8.19%	(2.05)%	4.82%	3.58%
December	0.55%	11.33%	3.49%	1.27%	4.08%
Annual Rate of Return	80.16%	15.52%	15.00%	20.72%	2.57%	(5.99	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

UHN:

COMPOSITE PERFORMANCE DATA FOR UHN

Name of Commodity Pool: United States Diesel-Heating Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through January 31, 2014): $33,857,235

Total Net Assets as of January 31, 2014: $4,970,276

NAV per Share as of January 31, 2014: $33.14

Worst Monthly Percentage Draw-down: May 2012 (15.28)%

Worst Peak-to-Valley Draw-down: June 2008 — February 2009 (69.17)%

Number of Shareholders (as of December 31, 2013): 645

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013	2014
January	0.05	(10.17)%	7.58%	4.73%	2.99%	0.00%
February	(11.34)%	5.78%	6.98%	5.62%	(4.74)%
March	6.73%	6.42%	5.45%	(1.46)%	0.00%
April	(3.85)%	5.13%	4.75%	0.17%	(6.76)%
May	23.13%	(14.14)%	(7.17)%	(15.28)%	(1.88)%
June	4.55%	(0.40)%	(4.01)%	0.03%	2.64%
July	0.39%	2.48%	4.68%	4.98%	6.81%
August	(2.71)%	(5.88)%	(0.85)%	11.24%	2.38%
September	(0.48)%	12.75%	(10.18)%	(0.68)%	(5.38)%
October	7.60%	(2.20)%	10.10%	(2.76)%	(0.62)%
November	0.19%	2.97%	(1.36)%	(0.38)%	2.47%
December	2.23%	8.75%	(4.12)%	(0.94)%	1.10%
Annual Rate of Return	25.52%	8.28%	9.96%	2.99%	(1.87)%	0.00	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

UNL

COMPOSITE PERFORMANCE DATA FOR UNL

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through January 31, 2014): $120,609,790

Total Net Assets as of January 31, 2014: $25,672,004

NAV per Share as of January 31, 2014: $19.75

Worst Monthly Percentage Draw-down: Mar 2010 (15.47)%

Worst Peak-to-Valley Draw-down: December 2009 — March 2012 (69.55)%

Number of Shareholders (as of December 31, 2013): 2,560

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013	2014
January			(5.93)%	(0.68)%	(12.16)%	0.23%	7.81%
February			(5.18)%	(6.49)%	(0.32)%	1.22%
March			(15.47)%	5.32%	(11.85)%	10.30%
April			0.07%	3.53%	0.00%	6.74%
May			3.11%	(2.23)%	0.06%	(8.02)%
June			1.27%	(6.11)%	6.11%	(9.09)%
July			(0.05)%	(5.28)%	6.62%	(1.63)%
August			(13.53)%	(1.43)%	(9.39)%	2.07%
September			(6.23)%	(8.12)%	11.26%	(2.14)%
October			(1.78)%	(1.72)%	1.55%	(3.13)%
November	(0.02	)%**	(0.92)%	(10.27)%	(5.22)%	6.67%
December	7.56%		4.88%	(13.92)%	(4.17)%	5.05%
Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(18.76)%	6.33%	7.81	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009
***	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

BNO:

COMPOSITE PERFORMANCE DATA FOR BNO

Name of Commodity Pool: United States Brent Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 2, 2010

Aggregate Subscriptions (from inception through January 31, 2014): $424,879,728

Total Net Assets as of January 31, 2014: $25,298,646

NAV per Share as of January 31, 2014: $42.16

Worst Monthly Percentage Draw-down: May 2012 (14.59)%

Worst Peak-to-Valley Draw-down: March 2012 — June 2012 (19.62)%

Number of Shareholders (as of December 31, 2013): 1,574

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011	2012	2013	2014
January	—	6.61%	3.64%	5.02%	(3.77)%
February	—	10.42%	10.78%	(2.86)%
March	—	4.92%	0.84%	(0.41)%
April	—	7.44%	(2.36)%	(6.87)%
May	—	(7.17)%	(14.59)%	(1.60)%
June	1.94%**	(3.40)%	(3.61)%	1.93%
July	3.83	3.94%	7.50%	5.94%
August	(4.84)%	(1.55)%	10.61%	6.69%
September	9.79%	(9.85)%	(1.55)%	(3.55)%
October	0.61%	8.51%	(2.67)%	1.18%
November	3.00%	1.90%	3.02%	0.79%
December	10.09%	(2.65)%	0.65%	1.34%
Annual Rate of Return	26.16%	18.17%	9.94%	6.92%	(3.77	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010
***	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

CPER:

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through January 31, 2014): $2,509,500

Total Net Assets as of January 31, 2014: $2,156,074

NAV per Share as of January 31, 2014: $21.56

Worst Monthly Percentage Draw-down: May 2012 (11.91)%

Worst Peak-to-Valley Draw-down: February 2012 — June 2013 (23.86)%

Number of Shareholders (as of December 31, 2013): 261

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011	2012	2013	2014
January	—	10.13%	2.28%	(5.93)%
February	—	2.00%	(5.15)%
March	—	(1.49%)	(3.97)%
April	—	(0.44%)	(7.13)%
May	—	(11.91%)	7.77%
June	—	3.49%	(11.73)%
July	—	(2.12%)	2.05%
August	—	0.79%	3.14%
September	—	8.45%	2.68%
October	—	(6.43%)	(0.80)%
November	1.80%**	3.29%	(3.34)%
December	(3.85)%	0.04%	5.67%
Annual Rate of Return	(2.12)%	3.92%	(9.87)%	(5.93	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through January 31, 2014

For a definition of Draw-down, please see the text below “Composite Performance Data for USAG.”

DNO:

COMPOSITE PERFORMANCE DATA FOR DNO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through January 31, 2014): $123,250,267

Total Net Assets as of January 31, 2014: $10,352,819

NAV per Share as of January 31, 2014: $34.51

Worst Monthly Percentage Draw-down: October 2011 (16.00)%

Worst Peak-to-Valley Draw-down: August 2010 — August 2013 (36.89)%

Number of Shareholders (as of December 31, 2013): 533

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013	2014
January			9.05%	(0.64)%	0.11%	(5.52)%	0.82%
February			(8.94)%	(1.94)	(8.09)%	6.17%
March			(4.92)%	(8.89)	3.88%	(5.08)%
April			(2.50)%	(6.27)	(1.62)%	3.74%
May			20.18%	9.28%	20.85%	1.42%
June			(1.42)%	7.21%	0.61%	(4.87)%
July			(4.17)%	(0.30)%	(3.97)%	(8.87)%
August			9.61%	6.24%	(8.92)%	(3.43)%
September	(2.90	)%**	(8.75)%	10.71%	4.59%	3.90%
October	(8.65)%		(1.59)%	(16.00)%	6.56%	5.69%
November	(0.25)%		(3.18)%	(7.78)%	(3.25)%	4.07%
December	(0.57)%		(7.74)%	1.03%	(2.82)%	(5.81)%
Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%	4.78%	(9.66)%	0.82	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009
***	Through January 31, 2014

For a definition of Draw-down, please see text below “Composite Performance Data for USAG.”

USMI:

COMPOSITE PERFORMANCE DATA FOR USMI

Name of Commodity Pool: United States Metals Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 19, 2012

Aggregate Subscriptions (from inception through January 31, 2014): $4,794,663

Total Net Assets as of January 31, 2014: $2,142,061

NAV per Share as of January 31, 2014: $21.42

Worst Monthly Percentage Draw-down: Jun 13 (8.61)%

Worst Peak-to-Valley Draw-down: Sep 12- Jun 13 (23.65)%

Number of Shareholders (as of December 31, 2013): 30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013	2014
January			3.14%	(2.50)%
February			(6.01)%
March			(1.91)%
April			(7.87)%
May			(0.39)%
June	(1.20	)%**	(8.61)%
July	(1.46)%		2.94%
August	4.23%		5.25%
September	8.99%		(0.48)%
October	(7.74)%		0.22%
November	5.17%		(5.48)%
December	(1.34)%		1.90%
Annual Rate of Return	5.88%		(17.00)%	(2.50	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 19, 2012
***	Through January 31, 2014

For a definition of Draw-down, please see the text below “Composite Performance Data for USAG.”

COMPOSITE PERFORMANCE DATA FOR USCI

USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through January 31, 2014): $869,160,524

Total Net Assets as of January 31, 2014: $523,587,187

NAV per Share as of January 31, 2014: $56.00

Worst Monthly Percentage Draw-down: Sept 11 (11.69)%

Worst Peak-to-Valley Draw-down: April 11 — Jun 13 (25.35)%

Number of Shareholders (as of December 31, 2013): 16,044

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012	2013	2014
January	—		4.01%	4.45%	2.69%	(0.11)%
February	—		5.27%	4.01%	(3.73)%
March	—		(0.14)%	(3.49)%	(1.53)%
April	—		1.89%	(0.62)%	(2.53)%
May	—		(5.77)%	(7.76)%	(0.16)%
June	—		(5.03)%	2.35%	(3.55)%
July	—		3.52%	6.52%	2.11%
August	(0.02	)%**	(0.33)%	1.34%	4.01%
September	8.36%		(11.69)%	(1.18)%	(1.16)%
October	6.31%		5.08%	(3.44)%	(0.87)%
November	0.76%		(1.16)%	0.89%	0.11%
December	10.93%		(3.72)%	(2.21)%	0.59%
Annual Rate of Return	28.74%		(9.17)%	(0.03)%	(4.09)%	(0.11	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010
***	Through January 31, 2014

For a definition of Draw-down, please see the text below “Composite Performance Data for USAG.”

The ability of each of the Related Public Funds (other than USAG) to track its benchmark from inception to January 31, 2014 is presented below.

Since the commencement of the offering of UHN shares to the public on April 9, 2008 to January 31, 2014, the simple average daily change in its benchmark futures contract was (0.006)%, while the simple average daily change in the NAV of UHN over the same time period was (0.008)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.900)%, meaning that over this time period UHN’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USO shares to the public on April 10, 2006 to January 31, 2014, the simple average daily change in its benchmark futures contract was (0.010)%, while the simple average daily change in the NAV of USO over the same time period was (0.009)%. The average daily difference was (0.001)% ((0.1) basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.394)%, meaning that over this time period USO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USL shares to the public on December 6, 2007 to January 31, 2014, the simple average daily change in the average price of its benchmark futures contracts was 0.011%, while the simple average daily change in the NAV of USL over the same time period was 0.009%. The average daily difference was (0.002)% (or (0.2) basis points, where (0.1) basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.615)%, meaning that over this time period USL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UNG shares to the public on April 18, 2007 to January 31, 2014, the simple average daily change in its benchmark futures contract was(0.120)% while the simple average daily change in the NAV of UNG over the same time period was (0.122)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.387)%, meaning that over this time period UNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA shares to the public on February 26, 2008 to January 31, 2014, the simple average daily change in its benchmark futures contract was 0.037%, while the simple average daily change in the NAV of UGA over the same time period was 0.034%. The average daily difference was (0.003)% (or (0.3) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.974)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UNL shares to the public on November 18, 2009 to January 31, 2014, the simple average daily change in the average price of its benchmark futures contracts was (0.068)%, while the simple average daily change in the NAV of UNL over the same time period was (0.071)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.821)%, meaning that over this time period UNL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of DNO shares to the public on September 24, 2009 to January 31, 2014, the inverse of the simple average daily change in its benchmark futures contract was (0.015)%, while the simple average daily change in the NAV of DNO over the same time period was (0.019)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.064)%, meaning that over this time period DNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of BNO shares to the public on June 2, 2010 to January 31, 2014, the simple average daily change in its benchmark futures contract was 0.071%, while the simple average daily change in the NAV of BNO over the same time period was 0.067%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.099)%, meaning that over this time period BNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of CPER shares to the public on November 15, 2011 to January 31, 2014, the simple average daily change in the Copper Index was (0.018)%, while the simple average daily change in the NAV of CPER over the same time period was (0.014)%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Copper Index, the average error in daily tracking by the NAV was (5.527)%.

Since the commencement of the offering of USMI shares to the public on June 19, 2012 to January 31, 2014, the simple average daily change in its index was (0.028)%, while the simple average daily change in the NAV of USMI over the same time period was (0.032)%. The average daily difference was 0.004% or 4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was 0.048%.

Since the commencement of the offering of USCI shares to the public on August 10, 2010 to January 31, 2014, the simple average daily change in its index was 0.022%, while the simple average daily change in the NAV of USCI over the same time period was 0.017%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of its index, the average error in daily tracking by the NAV was (12.204)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, USAG or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

USAG uses the following sales material it has prepared:

•	USAG’s website, www.unitedstatescommodityfunds.com; and

•	USAG Fact Sheet found on USAG’s website.

The materials described above are not part of this prospectus or the registration statement of which this prospectus is a part.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for UNITED STATES AGRICULTURE INDEX FUND (U.S. Reg. No. 4270059 for “Fund investment services,” in use since April 13, 2012, USAG UNITED STATES AGRICULTURE INDEX FUND & Design (U.S. Reg. No. 4304003) for “Fund investment services,” in use since April 13, 2012, and USAG UNITED STATES AGRICULTURE INDEX FUND (and Leaf Design) (U.S. Reg. No. 4440921) for “Financial investment services in the field of agriculture futures contracts, cash-settled options on agriculture futures contracts, forward contracts for agriculture, over-the-counter transactions based on the price of agriculture, and indices based on the foregoing,” in use since June 28, 2012 for “Financial investment services in the field of metal futures contracts, cash-settled options on metal futures contracts, forward contracts for metal, over-the-counter transactions based on the price of metal, and indices based on the foregoing,” in use since September 30, 2012. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

USCF owns trademark registrations for UNITED STATES COMMODITY FUNDS (U.S. Reg. No. 3600670) for “Fund investment services,” in use since June 24, 2008, USCF (U.S. Reg. No. 3638987) for “Fund investment services,” in use since June 24, 2008, and USCF UNITED STATES COMMODITY FUNDS LLC & Design (U.S. Reg. No. 4304004) for “Fund investment services,” in use since June 24, 2008. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of USAG a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, USAG or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, USAG and the shares can also be obtained from USAG’s website, www.unitedstatescommodityfunds.com. USAG’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. USCF will file an updated prospectus annually on behalf of the Trust and USAG pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, USAG’s operations, USCF’s plans and references to USAG’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in USAG.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USAG’s operations or the value of USAG’s shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 10, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2014, February 27, 2014, and March 25, 2014 and March 27, 2014.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Commodity Index Funds Trust

Attention: Nicholas D. Gerber

1999 Harrison Street, Suite 1530

Oakland, CA, 94612

(510) 522-9600

We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Privacy Policy

USAG and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of USAG.

USAG and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, USAG and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

USAG and USCF maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom USAG and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USAG’s and USCF’s current Privacy Policy is provided to investors annually and is also available upon request.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Agriculture Interests: Benchmark Component Agriculture Futures Contracts and Other Agriculture- Related Investments.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USAG.

Benchmark Component Agriculture Futures Contracts: The fourteen futures contracts for agricultural commodities that make up the SDAI at any one time.

BNO: United States Brent Oil Fund, LP.

Business Day: Any day other than a day when the NYSE Arca, the NYMEX, New York Stock Exchange, or any of the Futures Exchanges upon which an Eligible Agriculture Futures Contract is traded is closed for regular trading.

CBOT: Chicago Board of Trade.

CEA: Commodity Exchange Act.

CFMA: Commodity Futures Modernization Act of 2000.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

CME: Chicago Mercantile Exchange.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 shares used by USAG to issue shares.

Custodian: Brown Brothers Harriman & Co., Inc.

DNO: United States Short Oil Fund, LP.

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Physical (EFP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFP can include swaps, swap options, or other instruments traded in the OTC market. In order for an EFP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

Exchange for Swap: A technique analogous to an EFP transaction used by financial institutions to avoid taking physical delivery of commodities. A dealer takes the financial institution’s futures positions into its own account and swaps the commodity return for a funding rate.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Exchanges: ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, Kansas City Board of Trade or other foreign exchanges.

ICE Futures: The leading electronic regulated futures and options exchange for global commodity markets.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

KCBT: Kansas City Board of Trade.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net Asset Value of USAG.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Agriculture-Related Investments: Contracts and instruments based on the Benchmark Component Agriculture Futures Contracts or the agricultural commodities included in the SDAI, such as cash- settled options, forward contracts, cleared swap contracts and other OTC transactions.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Redemption Basket: A block of 50,000 shares used by USAG to redeem shares.

Related Public Funds: United States 12 Month Natural Gas Fund, LP (“UNL”); United States 12 Month Oil Fund, LP (“USL”); United States Brent Oil Fund, LP (“BNO”); United States Diesel-Heating Oil Fund, LP (“UHN”); United States Gasoline Fund, LP (“UGA”); United States Oil Fund, LP (“USO”); United States Short Oil Fund, LP (“DNO”); United States Natural Gas Fund, LP (“UNG”) and other series of United States Commodity Index Funds Trust, United States Copper Index Fund (“CPER”); United States Metals Index (“USMI”); and United States Commodity Index Fund (“USCI”).

SDAI: The SummerHaven Dynamic Agriculture Index Total Return owned and maintained by SummerHaven Index Management, LLC.

Selection Date: The fifth business day prior to the first business day of the next calendar month.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shares: Common shares representing fractional undivided beneficial interests in USAG.

Shareholders: Holders of shares.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

SummerHaven: SummerHaven Investment Management, LLC.

SummerHaven Indexing: SummerHaven Index Management, LLC.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or “over-the-counter” swaps.

Tracking Error: Possibility that the daily NAV of USAG will not track the SDAI.

Trading Advisor: SummerHaven Investment Management, LLC.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Third Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 22, 2013.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USCF: The sponsor of USAG, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USAG and other Funds.

USAG: United States Agriculture Index Fund.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USMI: United States Metals Index Fund.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which USAG calculates its NAV.

You: The owner of shares.

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES AGRICULTURE INDEX FUND

STATEMENT OF ADDITIONAL INFORMATION

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 5.

The date of this statement of additional information is May 1, 2014. It is the second part of a two part document, the Prospectus, and should be read in conjunction with the Disclosure Document dated May 1, 2014 which is the first part of the Prospectus.

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TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

Page
Additional Information About the SDAI	SAI-3

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Additional Information About the SDAI

The overall return on the SDAI is generated by two components: (i) uncollateralized returns from the Benchmark Component Agriculture Futures Contracts comprising the SDAI and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the SDAI.

Table 1 below lists the eligible agricultural commodities, the relevant Futures Exchange on which each Benchmark Component Agriculture Futures Contract is listed and quotation details. Table 2 lists the Benchmark Component Agriculture Futures Contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel
Soft Red Winter Wheat	Soft Red Winter Wheat	CBOT	5,000 bushels	U.S. cents/bushel
Hard Red Winter Wheat	Hard Red Winter Wheat	KCBT	5,000 bushels	U.S. cents/bushel
Bean Oil	Bean Oil	CBOT	60,000 lbs.	U.S. cents/pound
Soybean Meal	Soybean Meal	CBOT	100 tons	USD/ton
Coffee	Coffee “C”	ICE-US	37,500 lbs.	U.S. cents/pound
Cocoa	Cocoa	ICE-US	10 metrictons	USD/metric ton
Sugar	World Sugar No. 11	ICE-US	112,000 lbs.	U.S. cents/pound
Canola	Canola	ICE-CANADA	20 tonnes	CAD/tonne
Cotton	Cotton	ICE-US	50,000 lbs.	U.S. cents/pound
Feeder Cattle	Feeder Cattle	CME	50,000 lbs.	U.S. cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs.	U.S. cents/pound
Lean Hogs	Lean Hogs	CME	40,000 lbs.	U.S. cents/pound

TABLE 2

Commodity Name	Commodity Symbol	Allowed Contracts	Max. Tenor
Soybeans	S	Jan, Mar, May, July, Aug, Sep, Nov,	12
Corn	C	Mar, May, July, Sep, Dec	12
Soft Red Winter Wheat	W	Mar, May, July, Sep, Dec	7
Hard Red Winter Wheat	KW	Mar, May, July, Sep, Dec	5
Bean Oil	BO	Jan, Mar, May, July, Aug, Sep, Oct, Dec	7
Soybean Meal	SM	Jan, Mar, May, July, Aug, Sep, Oct, Dec	7
Coffee	KC	Mar, May, July, Sep, Dec	7
Cocoa	CC	Mar, May, July, Sep, Dec	7
Sugar	SB	Mar, May, July, Oct,	7
Canola	RS	Jan, Mar, May, July, Nov	5
Cotton	CT	Mar, May, July, Dec	7
Feeder Cattle	FC	Jan, Mar, April, May, Aug, Sep, Oct, Nov	5
Live Cattle	LC	Feb, April, June, Aug, Oct, Dec	5
Lean Hogs	LH	Feb, April, June, July, Aug, Oct, Dec	5

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Prior to the end of each month, SummerHaven Indexing determines the composition of the SDAI and provides such information to the NYSE Arca. Values of the SDAI are computed by the NYSE Arca and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily SDAI value at approximately 5:30 p.m., New York City time, under the index ticker symbol “SDAITR”. Only settlement and last-sale prices are used in the SDAI’s calculation, bids and offers are not recognized; including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying SDAI may lag its theoretical value. This tendency to lag is evident at the end of the day when the SDAI value is based on the settlement prices of the Benchmark Component Agriculture Futures Contracts, and explains why the underlying SDAI often closes at or near the high or low for the day.

Currency Conversion

Canola seed futures trade on the ICE Futures Canada and are denominated in Canadian dollars. Canola futures prices are divided by the USD/CAD foreign exchange spot price for purposes of index calculation and commodity weighting calculations. The USD/CAD price used for canola futures for the daily SDAI value is the 3:00 p.m. EST USD/CAD price quoted by Bloomberg under currency ticker “USDCAD F150”.

Composition of the SDAI

The composition of the SDAI on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USAG. Neither the SDAI methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the SDAI and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the SDAI that cannot be adequately reflected in this description of the SDAI. All questions of interpretation with respect to the application of the provisions of the SDAI methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the SDAI is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the SDAI for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to a particular Benchmark Component Agriculture Futures Contract, SummerHaven Indexing may designate a replacement contract on the particular agricultural commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the SDAI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the SDAI. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Agriculture Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

If a Benchmark Component Agriculture Futures Contract is eliminated and there is no replacement contract, the underlying agricultural commodity will necessarily drop out of the SDAI. The designation of a replacement contract, or the elimination of an agricultural commodity from the SDAI because of the absence of a replacement contract, could affect the value of the SDAI, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the SDAI.

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Commodity Weighting

Each of the Benchmark Component Agriculture Futures Contracts will remain in the SDAI from month to month. Weights for each of the Benchmark Component Agriculture Futures Contracts in the SDAI are determined for the next month. The methodology used to calculate the SDAI weighting is based solely on quantitative data using observable futures prices and is not subject to human bias.

The monthly weighting selection is a three-step process based upon examination of the relevant futures prices for each agricultural commodity:

1)	The annualized percentage price difference between the closest-to-expiration Benchmark Component Agriculture Futures Contract and the next closest-to-expiration Benchmark Component Agriculture Futures Contract is calculated for each of the 14 eligible agricultural commodities on the fifth business day prior to the first business day of the next calendar month (the “USAG’s Selection Date”). The four agricultural commodities with the highest percentage price difference are selected.

2)	For the remaining 10 eligible agricultural commodities, the percentage price change of each agricultural commodity over the previous year is calculated, as measured by the change in the price of the closest-to- expiration Benchmark Component Agriculture Futures Contract on the Selection Date from the price of the closest-to-expiration Benchmark Component Agriculture Futures Contract a year prior to the Selection Date. The three agricultural commodities with the highest percentage price change are selected.

3)	For the seven commodities selected through basis (step 1) and momentum (step 2), each commodity weight is increased by 2% above its base weighting for the following month. For the remaining seven commodities not selected, each commodity weight is decreased by 2% below its base weighting for the following month.

Due to the dynamic monthly agricultural commodity weighting calculation, the individual agricultural commodity weights will vary over time, depending on the price observations each month. USAG’s Selection Date for the SDAI is the fifth business day prior to the first business day of the next calendar month.

SDAI Commodity Weights

As of December 31, 2013

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Contract Selection

For each agricultural commodity in the SDAI, the index selects a specific Benchmark Component Agriculture Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Benchmark Component Agriculture Futures Contracts within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for that month if a Benchmark Component Agriculture Futures Contract remains in the SDAI, as long as the contract does not expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the last four business days of each month (the “Rebalancing Period”) one fourth of the prior month portfolio positions are replaced by the new commodity weights for the commodity contracts determined on USAG’s Selection Date.

Currency Conversion

Canola futures are denominated and quoted in Canadian dollars.

SDAI Total Return Calculation

The value of the SDAI on any business day is equal to the product of (i) the value of the SDAI on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s returns for another version of the SDAI known as the SummerHaven Dynamic Agriculture Index Excess Return (“SDAI ER”) (explained below) and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the Agriculture will be calculated and published by the NYSE Arca.

SDAI Base Level

The SDAI was set to 100 on January 2, 1991.

SDAI ER Calculation

The total return of the SDAI ER reflects the percentage change of the market values of the underlying Benchmark Component Agriculture Futures Contracts. During the Rebalancing Period, the SDAI changes its contract holdings and weightings during a four day period. The value of the SDAI ER at the end of a business day “t” is equal to the SDAI ER value on day “t -1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t -1”.

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